                                  DEED OF LEASE



                                 BY AND BETWEEN



                             HERNDON LINCOLN I LLC,
                                  ("LANDLORD")



                                       AND



                             UNIVERSAL ACCESS, INC.,
                                   ("TENANT")





                                  * * * * * *


                            13900 LINCOLN PARK DRIVE
                                HERNDON, VIRGINIA










                                                  HOLLAND & KNIGHT LLP
                                                  2100 Pennsylvania Avenue, N.W.
                                                  Suite 400
                                                  Washington, D.C. 20037
                                                  (202) 955-3000
                                                  (202) 955-5564 (Fax)

                                TABLE OF CONTENTS

                                                                                                               Page
1.     BASIC LEASE TERMS..........................................................................................1

2.     PREMISES...................................................................................................1

3.     TERM AND COMMENCEMENT OF TERM..............................................................................2

4.     RENT.......................................................................................................3

5.     SECURITY DEPOSIT...........................................................................................7

6.     USE........................................................................................................9

7.     ASSIGNMENT AND SUBLETTING.................................................................................10

8.     IMPROVEMENTS AND FIXTURES.................................................................................12

9.     UTILITIES AND SERVICES....................................................................................13

10.    RIGHTS OF LANDLORD........................................................................................14

11.    LIABILITY.................................................................................................15

12.    INSURANCE.................................................................................................16

13.    FIRE OR CASUALTY..........................................................................................17

14.    EMINENT DOMAIN............................................................................................17

15.    SUBORDINATION AND ESTOPPEL CERTIFICATES...................................................................17

16.    DEFAULT AND REMEDIES......................................................................................18

17.    BANKRUPTCY................................................................................................20

18.    PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT...............................................21

19.    VOLUNTARY SURRENDER.......................................................................................21

20.    ABANDONMENT OF PERSONAL PROPERTY..........................................................................21

21.    HOLD-OVER.................................................................................................21

22.    OPTION TO EXTEND TERM.....................................................................................22

23.    PARKING...................................................................................................22

24.    NOTICES...................................................................................................23

25.    BROKERS...................................................................................................23

26.    ENVIRONMENTAL CONCERNS....................................................................................23

27.    LANDLORD'S LIEN...........................................................................................24

28.    ROOFTOP COMMUNICATIONS EQUIPMENT..........................................................................24

29.    EXTERIOR SIGNAGE..........................................................................................25

30.    RULES AND REGULATIONS.....................................................................................25

31.    QUIET ENJOYMENT...........................................................................................26

32.    MISCELLANEOUS PROVISIONS..................................................................................26

                                LIST OF EXHIBITS

                            EXHIBIT A:       Floor Plan of Premises

                            EXHIBIT B:       Work Agreement

                            EXHIBIT C:       Declaration of Commencement Date

                            EXHIBIT D:       Location of Reserved Parking Spaces

                            EXHIBIT E:       Location of Exterior Sign

                            EXHIBIT E-1:     Dimensions of Exterior Sign

                            EXHIBIT F:       Rules and Regulations

                                  DEED OF LEASE

         THIS DEED OF LEASE (this "Lease") is made as of the _____ day of April, 2000 (the "Effective Date"), by and between HERNDON LINCOLN I LLC ("Landlord") and UNIVERSAL ACCESS, INC., a Delaware corporation ("Tenant"), who agree as follows:

1. BASIC LEASE TERMS. The following terms shall have the following meanings in this Lease:

          a.       PREMISES:                                    Approximately 41,957 rentable
                                                                square feet of space comprising
                                                                the entire fourth (4th)
                                                                floor of the Building
                                                                (described in Section 1b,
                                                                below), all as outlined on the
                                                                floor plan attached hereto
                                                                as EXHIBIT A.

         b.       BUILDING:                                     13900 Lincoln Park Drive, Herndon, Virginia
                                                                (the "Building"), containing approximately
                                                                201,376 rentable square feet of space.

         c.       COMMENCEMENT DATE:                            June 1, 2000*

                          [*subject to adjustment as provided for in this Lease]

                  TERM:                                         Ten (10) years

         d.       INITIAL ANNUAL BASE RENT*:                    $26.00 per rentable square foot
                                                                $1,090,881.96 per annum
                                                                $90,906.83 per month

                          [*subject to escalation as provided for in this Lease]

         e.       BASE YEAR:                                    2000

         f.       TENANT'S PRO RATA SHARE OF OPERATING
                  EXPENSES:                                     20.84%*

                  TENANT'S PRO RATA SHARE OF REAL ESTATE
                  TAXES:                                        20.84%*

                          [*subject to adjustments provided for in this Lease]

         g.       ADDRESS FOR NOTICES:

                  TO LANDLORD:                                  Herndon Lincoln I LLC
                                                                c/o Lincoln Property Company
                                                                1530 Wilson Boulevard, Suite 200
                                                                Arlington, Virginia  22209
                                                                Attention:  Ms. Bari Nichols

                  WITH A COPY TO:                               Holland & Knight LLP
                                                                2100 Pennsylvania Avenue, N.W., Suite 400
                                                                Washington, D.C. 20037
                                                                Attention:  David S. Kahn, Esquire

                  TO TENANT (BEFORE OCCUPANCY):                 Universal Access, Inc.
                                                                100 North Riverside Plaza
                                                                Suite 2200
                                                                Chicago, Illinois  60606
                                                                Attention:  Mr. Robert Pommer

                  TO TENANT (AFTER OCCUPANCY):                  At the Premises

         h.       SECURITY DEPOSIT:                             $1,800,000.00

2.   PREMISES.

         a. PREMISES. In consideration of Tenant's agreement to pay Annual Base Rent (hereinafter defined) and Additional Rent (hereinafter defined) and subject to the covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires and leases from Landlord, upon the terms and conditions set forth herein, those certain premises described in
Section 1a hereof and located in the Building (the "Premises"). The rentable square footage of the Premises has been determined in accordance with the BOMA Standard Method of Measurement (rev. June 1996). The lease of the Premises to Tenant includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Land (hereinafter defined) and the Building, but includes no other rights not specifically set forth herein.

         b.       IMPROVEMENTS.

                  (i) Landlord shall deliver the Premises to Tenant in their "as-is" condition; provided, however, that Landlord shall construct in the
Premises: (A) at Landlord's sole cost and expense, the Landlord Improvements (hereinafter defined); and (B) at Tenant's sole cost and expense, subject, however, to application of the Improvement Allowance (hereinafter defined), the Tenant Improvements (hereinafter defined), all in accordance with the terms of the Work Agreement attached hereto as EXHIBIT B (the "Work Agreement"). In the event that Landlord and Tenant have not finally agreed upon the scope and details of the Tenant Improvements as of the Effective Date, Tenant's submission to Landlord of plans and specifications detailing such work shall be subject to Landlord's written approval. The Tenant Improvements shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except to the extent that any Tenant Improvement proposed by Tenant involves changes to, or modifications of, the base Building or any of the systems therein, in which event Landlord may approve or reject such Tenant Improvement in its sole discretion. Tenant shall insure that the Tenant Improvements, as designed by the Space Planner (hereinafter defined), comply with all applicable building codes, laws and regulations (including without limitation the Americans With Disabilities Act) and do not include or require any changes to or modifications of any of the mechanical, electrical, plumbing or other systems of the Building.

                  (ii) The cost of all design, architectural and engineering work, demolition costs, construction costs, construction supervision (as set forth in the Work Agreement), contractors' overhead and profit, licenses and permits, and all other costs and expenses incurred in connection with the Tenant Improvements shall be at Tenant's sole cost and expense, subject to the application of the Improvement Allowance. Landlord shall pay the Improvement Allowance as provided in the Work Agreement. All costs incurred in respect of the Tenant Improvements in excess of the Improvement Allowance shall be paid by Tenant.

         c. ACCESS TO PREMISES PRIOR TO COMMENCEMENT DATE. Subject to the terms and conditions set forth below, Tenant and its contractors shall be permitted to enter the Building and the Premises during the thirty (30) day period preceding the anticipated Commencement Date (hereinafter defined) of the Lease (the "Pre-Occupancy Period") for the purpose of installing Tenant's computer system, cabling, fixtures, furniture and telecommunications equipment in the Premises, provided that such access does not interfere with, or delay the completion of, the Landlord Improvements or the Tenant Improvements. Tenant shall not be required to pay any Rent (hereinafter defined) during the Pre-Occupancy Period. Tenant's contractors shall comply with the Construction Rules and Regulations attached hereto as SCHEDULE B-6. Landlord shall determine the days and hours of the day during which Tenant's contractors may undertake work in the Premises during the Pre-Occupancy Period in order to coordinate such schedules with those of the Contractor (hereinafter defined) and all subcontractors performing portions of the Landlord Improvements and/or the Tenant Improvements. Any delay in completing the Landlord Improvements or Tenant Improvements resulting from Tenant's contractors' early access to the Building or the Premises shall constitute Tenant Delay (hereinafter defined). In addition, Tenant shall indemnify and hold harmless Landlord from any injury to the Building or loss of life or injury to persons or property in or around the Building resulting from such early occupancy by Tenant and its contractors.

         d. ACCEPTANCE. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition, that Landlord has provided or constructed all improvements to be provided or constructed by Landlord in accordance with the Work Agreement and that all materials and labor provided by Landlord are satisfactory except as to (i) any defects or incomplete work that are specified on the Punch List (as defined in the Work Agreement), which Punch List shall be delivered to Landlord by Tenant in accordance with the Work Agreement; and (ii) Latent Defects (hereinafter defined). As used herein, the term "Latent Defects" means any defects in the initial construction of the Landlord Improvements or the Tenant Improvements which affect Tenant's use or occupancy of the Premises and which would not be reasonably discoverable by a competent architect or engineer who undertakes an inspection of the Premises on the Commencement Date. Landlord agrees to complete promptly all (A) Punch List items which the Construction Supervisor (hereinafter defined) confirms are defects or incomplete items; and (B) Latent Defects about which Landlord is notified in writing by Tenant within six (6) months after the Commencement Date.


3.   TERM AND COMMENCEMENT OF TERM.

         a. TERM. This Lease shall be in full force and effect from the Effective Date. The term of this Lease (the "Term") shall commence on the Commencement Date (hereinafter defined) and shall expire on the last day of the tenth (10th) Lease Year (hereinafter defined) (the "Lease Expiration Date"), unless such Term is otherwise extended or terminated in accordance with the terms hereof. As used herein, the "Commencement Date" shall be the earlier of:
(i) the date shown in Section 1c hereof, as such date may be extended pursuant to Section 3b below, or (ii) the date on which Tenant, or anyone claiming through or under Tenant, first commences use or occupancy of the Premises for the conduct of Tenant's business. As used herein, the term "Lease Year" means
(a) each twelve (12)-month period commencing on the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month after the Commencement Date, and

(b) each successive period of twelve (12) calendar months thereafter during the Term. Reference is made to the form of Declaration of Commencement Date (the "Declaration") attached hereto as EXHIBIT C. After the Commencement Date Landlord shall complete the Declaration and deliver the completed Declaration to Tenant. Within five (5) business days after Tenant receives the completed Declaration from Landlord, Tenant shall execute and return the Declaration to Landlord (to the extent the Declaration is accurate) to confirm the Commencement Date, the Term and the actual number of rentable square feet in the Premises. Failure to execute the Declaration shall not affect the commencement or expiration of the Term.

         b. DELAYS. In the event that substantial completion (hereinafter defined) of the Landlord Improvements or the Tenant Improvements is delayed for any reason, this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay. If such delay in substantial completion of the Landlord Improvements or the Tenant Improvements results from a cause other than Tenant Delay (defined in the Work Agreement), the date set forth in Section 1c, above, shall be extended to the date on which Landlord substantially completes the Landlord Improvements and the Tenant Improvements, provided, however that if such delay in substantial completion results in whole or in part because of a Tenant Delay, the Commencement Date shall be the date on which Landlord would have substantially completed the Premises but for any such Tenant Delay. The terms "substantially complete" and "substantial completion" shall mean the time when the construction of the Landlord Improvements and the Tenant Improvements shall have progressed to the point that all areas of the Premises have been materially completed (except for Punch List items which do not interfere with the use of the Premises for its intended purposes or have any material adverse affect on the appearance of the Premises) substantially in accordance with the requirements of the final Contract Documents (defined in the Work Agreement) and any Tenant-requested and Landlord-approved change orders, such that Tenant can use and occupy the Premises for the purposes and uses for which the Premises are intended hereunder. Tenant's failure to meet its obligations with respect to the Tenant Improvements (including all obligations of Tenant under the terms of the Work Agreement) shall constitute a default under this Lease, entitling Landlord to pursue all of its remedies as provided under Section 16 hereof. Notwithstanding the foregoing, in the event that the Landlord Improvements and/or the Tenant Improvements have not been substantially completed by November 30, 2000, as such date is extended day-for-day by Tenant Delay and Force Majeure (hereinafter defined), Tenant shall have the right to terminate this Lease upon thirty (30) days' written notice to Landlord; provided, however, if Landlord effects substantial completion of the Landlord Improvements and the Tenant Improvements within thirty (30) days after Landlord's receipt of Tenant's termination notice, the Lease shall not terminate and shall continue in full force and effect for the entire Term. Should Landlord fail to effect substantial completion of the Landlord Improvements and the Tenant Improvements within the foregoing thirty
(30) day period, the Lease shall terminate, whereupon neither party shall have any further rights or obligations under the Lease.


4. RENT. Beginning on the Commencement Date, Tenant covenants and agrees to pay as Rent (hereinafter defined) for the Premises the following amounts set forth in this Section 4 and as otherwise provided in this Lease. "Additional Rent" shall mean such costs, expenses, charges and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), whether or not the same be designated as such. "Rent" or "rent" shall mean all Annual Base Rent (hereinafter defined) and Additional Rent due hereunder.

         a.       ANNUAL BASE RENT.

                  (i) During each Lease Year, Tenant shall pay the annual base rent in the amounts set forth immediately below ("Annual Base Rent") which Annual Base Rent shall be payable in equal monthly installments (the "Monthly Base Rent"), in the amounts set forth immediately below:


               --------------------- ------------------------- ------------------- -----------------------
                                          RENTAL RATE
                                         (PER RENTABLE             MONTHLY                ANNUAL
                   LEASE YEAR             SQUARE FOOT)            BASE RENT             BASE RENT
               --------------------- ------------------------- ------------------- -----------------------
                        1                    $ 26.00              $ 90,906.83          $ 1,090,882.00
               --------------------- ------------------------- ------------------- -----------------------
                        2                    $ 26.78              $ 93,634.04          $ 1,123,608.46
               --------------------- ------------------------- ------------------- -----------------------
                        3                    $ 27.58              $ 96,443.06          $ 1,157,316.71
               --------------------- ------------------------- ------------------- -----------------------
                        4                    $ 28.41              $ 99,336.35          $ 1,192,036.22
               --------------------- ------------------------- ------------------- -----------------------
                        5                    $ 29.26              $102,316.44          $ 1,227,797.30
               --------------------- ------------------------- ------------------- -----------------------
                        6                    $ 30.14              $105,385.94          $ 1,264,631.22
               --------------------- ------------------------- ------------------- -----------------------
                        7                    $ 31.05              $108,547.51          $ 1,302,570.16
               --------------------- ------------------------- ------------------- -----------------------
                        8                    $ 31.98              $111,803.94          $ 1,341,647.26
               --------------------- ------------------------- ------------------- -----------------------
                        9                    $ 32.94              $115,158.06          $ 1,381,896.68
               --------------------- ------------------------- ------------------- -----------------------
                        10                   $ 33.92              $118,612.80          $ 1,423,353.58
               --------------------- ------------------------- ------------------- -----------------------

                  (ii) In addition to the payment of Annual Base Rent, Tenant shall be responsible for the payment of Tenant's Pass-Through Costs (hereinafter defined) pursuant to Section 4b hereof.

                  (iii) All installments of Monthly Base Rent shall be payable in advance, with the first monthly installment due and payable upon execution of this Lease. If the Commencement Date shall be a day other than the first day of a calendar month, (1) the Annual Base Rent for the first Lease Year shall be an amount equal to the sum of (x) the amount of Monthly Base Rent for the partial month in which the Commencement Date occurs, plus (y) the amount of the Annual Base Rent set forth in Section 1d, above, and (2) Monthly Base Rent for such partial month shall be the prorated amount of the Monthly Base Rent payable hereunder during the first Lease Year, which proration shall be based upon the actual number of days of such partial month. The prorated Monthly Base Rent for such partial month shall be payable on the first day of the calendar month after the month in which the Commencement Date occurs.

         b.       TENANT'S PASS-THROUGH COSTS.

                  (i)      As used in this Lease:

                           (1) "OPERATING EXPENSES" shall mean any and all
expenses, costs and disbursements (but not specific costs billed to and paid by specific tenants) of every kind and nature actually incurred by Landlord in connection with the management, operation, maintenance, servicing and repair of the Building and appurtenances thereto, including without limitation the common areas thereof, and the land underlying the Building (the "Land"), including but not limited to employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; telephone service; painting of common areas of the Building; exterminating service; detection and security services; concierge services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity, water and other public utilities to all areas of the Building; trash removal; janitorial and cleaning supplies; and janitorial and cleaning services; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Land and the Building; business license fees and taxes, including those based on Landlord's rental income from the Building; the rental value of the management office maintained in the Building; all costs of operating, maintaining and replacing equipment in the health and fitness facility located in the Building; sales, use and personal property taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Land and the Building; legal fees; accounting fees relating to the determination of Operating Expenses and the tenants' share thereof and the preparation of statements required by tenant's leases; management fees, whether or not paid to any person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in the common areas of the Building; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery. If Landlord makes a Permitted Capital Expenditure (hereinafter defined), and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate of ten percent (10%) per annum, shall be treated as an Operating Expense. As used herein, the term "Permitted Capital Expenditure" shall mean an expenditure for a capital improvement to the Land and/or the Building by installing energy conservation or labor-saving devices to reduce Operating Expenses, or to comply with any law, ordinance or regulation pertaining to the Land and/or the Building. The following costs shall specifically be excluded from the definition of "Operating Expenses" under this Lease: (a) Real Estate Taxes (hereinafter defined); (b) costs of initial improvements to any tenant's premises, or any architectural, engineering or legal fees, relocation expense or any permit or similar fees or charges associated with such improvements; (c) principal or interest payments on loans, including loans secured by mortgages or trust deeds on the Building and/or the Land and ground lease payments, if any; (d) depreciation or amortization of any capital improvements (expressly excluding Permitted Capital Expenditures, the cost of which shall be amortized and included in Operating Expenses as set forth above); (e) costs of repairs, alterations or replacements resulting from a casualty to the extent that Landlord is reimbursed or compensated therefor through proceeds of insurance (or with respect to which Landlord would have been compensated or reimbursed had Landlord maintained the insurance required by this Lease); (f) costs of repairs, alterations or replacements caused by the exercise of the power of eminent domain; (g) costs and expenses incurred in connection with leasing space in the Building, such as legal fees for the preparation of leases, tenant allowances, space planner fees, real estate brokers' leasing commissions and advertising and promotional expenses, expenses of any leasing office incurred with regard to leasing the Building or portions thereof; (h) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations with tenants, occupants or prospective tenants or occupants of the Building relating to the leasing of space in the Building; (i) costs incurred due to the violation by Landlord of the terms of any lease for space in the Building or any indemnity payments made by Landlord pursuant to any such lease because of a violation by Landlord under such lease, but only to the extent that any such cost would not have been incurred by Landlord absent the violation of such lease by Landlord; (j) the portion, if any, of any payments made to subsidiaries of Landlord or entities under common control with Landlord for goods or services provided to, or in connection with the operation of, the Building, to the extent that the cost of similar goods or services are materially greater than the cost of such goods and services being provided by unrelated third parties to landlords in the Herndon, Virginia area from time to time; (k) any expense for goods or services for which any tenant of the Building (including Tenant) directly reimburses Landlord (other than as a component of Operating Expenses); (l) accounting fees (including those for the preparation of Landlord's income taxes), other than reasonable accounting fees incurred in connection with the operation and management of the Building; (m) any lender's fees; (n) expenses for services provided to other tenants in the Building which services are not being offered to Tenant; (o) costs to remediate Hazardous Materials which are in, on or under the Land or the Building on the Commencement Date (but expressly excluding Hazardous Materials brought on the Land or the Building by Tenant); (p) management fees in excess of three percent (3%) of gross rents for the Building; (q) wages, salaries and other compensation paid to clerks or attendants in newsstands or other commercial concessions, if any, operated by Landlord; (r) wages, salaries or other benefits or compensation paid to any employee of Landlord or the property management company at the Building above the level of property manager; (s) costs relating to relocating existing tenants in the Building; (t) expenses arising as a result of Landlord's gross negligence of willful misconduct; (u) advertising and promotional expenses of the Building; (v) the cost of installing, operating and maintaining any athletic club or recreational facility, theater, conference facility or art gallery unless Tenant is entitled to use such facilities free of charge (or at a substantially reduced charge relative to the general public); and (w) the cost of any Permitted Capital Expenditure undertaken to cure a violation of law which existed on the Commencement Date.

                           (2)      "REAL ESTATE TAXES" shall mean all taxes,
assessments and charges levied upon or with respect to the Land, the Building, and any improvements adjacent thereto (computed as payable in installments as permitted by law regardless of whether so paid), including without limitation vault rents, if any, franchise taxes, any tax, fee or excise on rents, on the square footage of the Premises including the Fairfax County Business License Tax, on the act of entering into this Lease, on the occupancy of Tenant, on account of the rent hereunder or the business of renting space now or hereafter levied or assessed against Landlord by the United States of America or the state, county, city or town in which the Building are located, or any political subdivision, public corporation, district or other political or public entity; and shall also include any other tax to the extent that such tax is imposed in lieu of or in addition to such Real Estate Taxes. Reasonable legal fees, costs and disbursements incurred by Landlord in connection with any proceedings for appeal or reduction of any Real Estate Taxes shall also be considered Real Estate Taxes for the year in question. Notwithstanding anything to the contrary in this section, the following shall be excluded from the definition of "Real Estate Taxes:" (a) all excess profit taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, capital gain taxes and other similar taxes based on Landlord's net income, (b) any item(s) included within "Operating Expenses", (c) any taxes or other charges with respect to which Tenant is directly responsible for paying to such taxing authority and (d) except as set forth immediately below, interest and late charges payable as the result of the late payment of Real Estate Taxes by Landlord. In the event that, at any time during the Term, a special assessment is imposed on the Land and/or the Building by any taxing authority having jurisdiction (the "Special Assessment"), and Landlord is permitted to pay such Special Assessment over a period of time which spans more than one calendar year, then in such event Landlord shall pay the Special Assessment over the longest period of time permitted by such taxing authority (without being in default); provided that any interest or late charges imposed as a result of such late payment by Landlord shall be included within the definition of Real Estate Taxes that are payable by Tenant hereunder.

                           (3)      "TENANT'S PRO RATA SHARE OF OPERATING
EXPENSES," as of the date hereof, shall be as provided in Section 1f, representing the ratio that the rentable area of the Premises bears to the total rentable area of office space in the Building. If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord, Tenant's Pro Rata Share of Operating Expenses shall be adjusted accordingly.

                           (4)      "TENANT'S PRO RATA SHARE OF REAL ESTATE
TAXES," as of the date hereof, shall be as provided in Section 1f, representing the ratio that the area of the Premises bears to the total rentable area of the Building. If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord, Tenant's Pro Rata Share of Real Estate Taxes shall be adjusted accordingly.

                           (5)      "BASE YEAR" means calendar year 2000.

                  (ii) If, in any calendar year during the Term, the total amount of Operating Expenses for the Building exceeds the amount of Operating Expenses in the Base Year, then Tenant shall pay to Landlord, as Additional Rent, an amount which is the product of (1) the amount of such increase in Operating Expenses, multiplied by (2) Tenant's Pro Rata Share of Operating Expenses. Tenant's Pro Rata Share of Operating Expenses for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of Operating Expenses for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty five (365). If in any calendar year during the Term, the amount of Real Estate Taxes exceeds the amount of Real Estate Taxes for the Base Year, then Tenant shall pay, as Additional Rent, an amount which is the product of (x) the amount of such increase in Real Estate Taxes, multiplied by (y) Tenant's Pro Rata Share of Real Estate Taxes. Tenant's Pro Rata Share of Real Estate Taxes for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share of Real Estate Taxes for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty five
(365).

                 (iii) If at any time during the Base Year, or during any subsequent calendar year ("Subsequent Year"), less than ninety-five percent (95%) of the total rentable square feet of office space in the Building is occupied by tenants, the amount of Operating Expenses for the Base Year, or for any such Subsequent Year, as the case may be, shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during the Base Year or any such Subsequent Year was ninety-five percent (95%). If at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own utilities, cleaning or janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this Section 4b, and Landlord does not incur the cost of such services, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in "operating expenses" as defined in the Special Tenant's lease.

                  (iv) If, during the Base Year or during any Subsequent Year thereafter, the amount of Real Estate Taxes payable by Landlord with respect to the Land and the Building does not reflect an assessed value of the Building equal to or greater than the then-current Fully Assessed Value (hereinafter defined) of the Building, then in such event Landlord shall increase the amount of Real Estate Taxes hereunder for the Base Year or any Subsequent Year, as the case may be, to reflect such Fully Assessed Value for the calendar year in question. As used herein, the term "Fully Assessed Value" means the value of the Building, for the purpose of Real Estate Tax assessment by the appropriate officials of Fairfax County, Virginia, using the income method of valuation then being employed by Fairfax County, Virginia, based upon the following assumptions for valuation purposes: (A) the Building is substantially completed (including base Building improvements and tenant improvements in 95% of the tenant space); (B) the Building is ninety-five percent (95%) leased; and (C) the "average" rental rate for valuation purposes shall be the applicable rental rate then being used by Fairfax County for the Building and/or buildings comparable to the Building.

                   (v) During the month of December, 2000, and thereafter during the month of December of each Lease Year, Landlord shall use reasonable efforts to furnish to Tenant a statement of Landlord's estimate of Tenant's Pass-Through Costs for the next calendar year. "Tenant's Pass-Through Costs" shall be an amount equal to the sum of (1) Tenant's Pro Rata Share of Operating Expenses multiplied by the difference between Operating Expenses incurred during any calendar year during the Term, and Operating Expenses incurred in the Base Year; plus (2) Tenant's Pro Rata Share of Real Estate Taxes multiplied by the difference between Real Estate Taxes for any calendar year during the Term and Real Estate Taxes incurred during the Base Year. Such statement shall show the amount of Tenant's Pass-Through Costs, if any, payable by Tenant for such calendar year pursuant to this Section 4b on the basis of Landlord's estimate. Commencing on January 1, 2001, and continuing on each monthly rent payment date thereafter until further adjustment pursuant to this Section 4b(v), Tenant shall pay to Landlord one-twelfth (1/12) of the amount of said estimated Tenant's Pass-Through Costs. Within one hundred twenty (120) days after the expiration of each calendar year during the Term, Landlord shall furnish to Tenant a statement (the "Expense Statement") showing the actual Operating Expenses and Real Estate Taxes for such calendar year. The Expense Statement shall be conclusive and binding on Tenant, unless objected to in writing by Tenant within six (6) months following Tenant's receipt thereof. In case of an underpayment, Tenant shall, within thirty (30) days after the receipt of such statement, pay to Landlord an amount equal to such underpayment. In case of an overpayment, Landlord shall credit the next monthly rental payment by Tenant with an amount equal to such overpayment. Additionally, if this Lease shall have expired, Landlord shall apply such excess against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within thirty (30) days after the expiration of the Term, or as soon thereafter as possible.

                  (vi) Within six (6) months of receipt of any Expense Statement, Tenant shall be entitled to the following audit right with respect to such Expense Statement. Such audit right shall be exercisable by Tenant providing Landlord with a written notice of its exercise of such audit right. If within sixty (60) days after Landlord's receipt of Tenant's written notice and statement, Landlord and Tenant are unable to resolve Tenant's objections, then not later than fifteen (15) days after the expiration of such sixty
(60)-day period Tenant shall deliver to Landlord written notice (the "Audit Notice") that it wishes to employ on an hourly rate (and not a contingency fee) basis an independent certified public accounting firm reasonably acceptable to Landlord to inspect and audit Landlord's books and records relating to the objections raised in Tenant's statement. If Tenant elects to employ such accountant as set forth above, then Tenant shall deliver to Landlord a confidentiality and nondisclosure agreement satisfactory to Landlord executed by such accountant, and provide Landlord not less than fifteen (15) days' notice of the date on which the accountant desires to examine Landlord's books and records at the Building during regular business hours; provided, however, that such date shall be between thirty (30) and ninety (90) days after Tenant delivers to Landlord the Audit Notice. Such audit shall be limited to a determination of whether Landlord calculated the Expense Statement in accordance with the terms and conditions of this Lease, and may include verification by Landlord of the costs and expenses on which the Expense Statement in question is based. Except as otherwise expressly set forth below, all costs and expenses of any such audit shall be paid by Tenant. Any audit performed pursuant to the terms of this Section 4b(vi) shall be conducted only by an independent certified public accounting firm reasonably acceptable to Landlord. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its right to audit pursuant to this Section 4b(vi) only in strict accordance with the foregoing procedures and each such audit shall relate only to the most recent calendar year covered by the audited Expense Statement; provided, however, if (A) such audit indicates that there was a demonstrated error in the calculation of a component of Operating Expenses resulting in an overstatement of Operating Expenses in the Expense Statement, and (B) such component is a recurring Operating Expense and because of the nature of the component it is likely that such component was similarly overstated in any prior calendar year during the Term, then Tenant shall have the right to audit the books and records relating solely to such component for each such prior year but such audit shall be limited to determining whether or not the same component was similarly in error in such prior calendar years. Such limited audit right must be exercise only by Tenant delivering to Landlord written notice thereof within thirty (30) days after the earlier of (1) the date Tenant receives the audit report from the independent certified public accounting firm, or (2) one hundred twenty (120) days after the date that Tenant delivers to Landlord the Audit Notice in connection with the Expense Statement in which the error was first discovered. The audit rights pursuant to this Section 4b(vi) shall not transfer or apply to any subtenant or any other person or entity other than the "tenant" hereunder. If on account of any demonstrated errors in the Expense Statement under audit,

Tenant is entitled to a refund of the amount paid by Tenant for Tenant's Pro Rata Share of Operating Expenses for the calendar year or years under audit because such Expense Statement overstated the amounts to which Landlord was entitled hereunder by more than five percent (5%) of the amount of Expenses for the applicable calendar year, then Landlord shall promptly reimburse Tenant for the reasonable costs and expenses incurred in such audit.

                 (vii) All monies received from Tenant as Tenant's Pass-Through Costs shall be received by Landlord to pay Operating Expenses and Real Estate Taxes of the Building and the Land. Notwithstanding the foregoing, Landlord shall have the right to commingle Tenant's Pass-Through Costs with other funds collected by Landlord.

                (viii) Tenant's obligation to pay, and Landlord's obligation to refund, Tenant's Pass-Through Costs pursuant to the provisions of this Section 4b, as applicable, shall survive the expiration or other termination of this Lease with respect to any period during the Term hereof and with respect to any holdover period of occupancy following the expiration of the Term.

         c. PAYMENT OF RENT. All Rent shall be paid in lawful money of the United States of America without deduction, diminution, set-off, counterclaim or prior notice or demand, at the office of Landlord as provided in Section 1g hereof or at such other place as Landlord may hereafter designate in writing, on the first day of every calendar month during the Term. All such payments shall be made by good checks payable to Landlord or such other person, firm or corporation as Landlord may hereafter designate in writing. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than partial payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and the Landlord may accept, but is not obligated to accept, such partial payment without prejudice to the Landlord's right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Landlord's rights hereunder. Any Rent owed by Tenant to Landlord, including without limitation Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and Late Charges, which is not paid within five (5) days after the date such payment is due shall bear interest from the due date at a rate equal to the prime rate on corporate loans quoted in the WALL STREET JOURNAL (the "Prime Rate") plus two percent (2%). In addition, if any amount of Rent required to be paid by Tenant to Landlord under the terms of this Lease is not paid within five (5) days after the date such payment is due, then in addition to paying the amount of Rent then due, Tenant shall pay to Landlord a late charge (the "Late Charge") equal to five percent (5%) of the amount of Rent then required to be paid. Payment of such Late Charge will not excuse the untimely payment of Rent. In the event Tenant makes any payment of Rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord the sum of One Hundred Dollars ($100.00) to cover the costs and expenses of processing the returned check, in addition to the Rent payment and any other charges provided for herein. Any interest, Late Charge and other amounts charged hereunder shall constitute Additional Rent.

         d. SEPARATE METERING AND RENT REDUCTION. Landlord may elect to discontinue the distribution or furnishing of electricity and/or water to the Premises if such services may feasibly be furnished directly to Tenant by the utility company supplying same. In the event of any such election by
Landlord: (i) Landlord agrees to give reasonable advance notice of such discontinuance to Tenant; (ii) Landlord agrees to permit Tenant to receive electricity and/or water directly from the utilities supplying such service to the Building and to permit the existing feeders, risers, wiring, pipes and other facilities serving the Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable of carrying Tenant's requirements; (iii) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters; (iv) the amount of Additional Rent payable in respect to the Operating Expenses shall be decreased appropriately to reflect such discontinuance; and (v) such discontinuance shall not occur until direct service has been obtained by Tenant (or, if Tenant fails timely to take steps to obtain such direct service, by Landlord, on Tenant's behalf and at Tenant's sole cost).

5.   SECURITY DEPOSIT.

         a. Within seven (7) business days after the Effective Date (the "Security Deposit Delivery Date"), time being of the essence, Tenant shall tender to Landlord a security deposit in the amount set forth in Section 1h hereof (the "Security Deposit") to be held by Landlord during the Term as collateral security (and not prepaid rent), for the payment of Annual Base Rent and Additional Rent and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. Failure by Tenant to deliver the Security Deposit to Landlord on or before the Security Deposit Delivery Date shall constitute an Event of Default (hereinafter defined) under this Lease. Landlord shall not be obligated to hold the Security Deposit in a separate account. If the Security Deposit tendered by Tenant is in the form of a Cash Security Deposit (hereinafter defined), the Security Deposit shall earn simple interest at the rate of two and one half percent
(2 1/2%) per annum, which interest shall be included in the Cash Security Deposit being held by Landlord hereunder. If any sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes any payments on behalf of Tenant, or if Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply such part of the Security Deposit necessary to compensate Landlord for the payment of Annual Base Rent or Additional Rent, or any loss or damage sustained by Landlord. Tenant shall restore the Security Deposit to the original sum deposited upon demand. Provided that Tenant shall have made all payments and performed all covenants and agreements of this

Lease, Landlord shall return the Security Deposit to Tenant (except to the extent of any portion of the Security Deposit which has been applied by Landlord and not restored by Tenant) within thirty (30) days after the expiration of this Lease or the vacation of the Premises by Tenant, whichever is later or as soon thereafter as possible.

         b. In substitution for the cash Security Deposit (the "Cash Security Deposit") required under Section 5a above, Tenant shall have the right to deliver to Landlord, on or before the Effective Date, an unconditional and irrevocable letter of credit reasonably acceptable to Landlord issued by the Bank (hereinafter defined) in the face amount of One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Letter of Credit"), as a security deposit to be held by Landlord until disposed of in accordance with the provisions of this Section 5. As used herein, the term "Bank" shall mean American National Bank and Trust Company of Chicago or any other federally-insured banking institution reasonably acceptable to Landlord and having total assets of at least Three Billion Dollars ($3,000,000,000) and a Standard & Poor's commercial paper rating of at least A-1. If the Letter of Credit (or any replacement thereof) is issued for an effective period of time less than the remaining Term of this Lease (or any renewal thereof), Tenant shall from time to time, and not later than sixty (60) days prior to the expiration of the Letter of Credit, replace each such expiring Letter of Credit with a new Letter of Credit in the same amount and upon the same terms. The Letter of Credit (and any replacement thereof) may be drawn upon by Landlord under the terms and conditions as provided in this Section
5. Failure of Tenant to renew the Letter of Credit at least thirty (30) days prior to its expiration shall constitute an Event of Default under this Lease and shall entitle Landlord, in addition to the other remedies contained in this Lease, to draw upon the Letter of Credit.

         c. Landlord (or the beneficiary under the Letter of Credit, if such beneficiary is not Landlord) shall have the right to draw upon the Letter of Credit in any of the following circumstances (in addition to any other right to draw on the Letter of Credit that is set forth in this Section
5): (i) if the total assets of the Bank are at anytime less than Three Billion Dollars ($3,000,000,000), or the Bank has a Standard & Poor's commercial paper rating of less than A-1 (provided if at anytime the current Standard & Poor's commercial paper rating system is no longer in existence, a comparable rating of a comparable commercial paper rating system from a comparable company shall be selected by Landlord, in its reasonable discretion, for purposes of this Section 5) and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request therefor from Landlord, (ii) if the credit rating of the Bank is downgraded from the credit rating of such issuer at the time of the issuance of the Letter of Credit, the Bank shall enter into any supervisory agreement with any governmental authority, or the Bank shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord (or the beneficiary under the Letter of Credit, if such beneficiary is not Landlord) a replacement Letter of Credit complying with the terms of this Lease within thirty (30) days of request from Landlord, (iii) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to expiration of the then-current Letter of Credit where the Bank has advised Landlord of its intention not to renew the Letter of Credit, (iv) if Tenant fails to provide Landlord with any renewal or replacement Letter of Credit complying with the terms of this Lease at least sixty (60) days prior to the final expiration date (i.e., the date that, by the terms of the Letter of Credit, the Letter of Credit expires and is either not subject to any automatic renewal or extension or the conditions to such automatic renewal or extension have not then been satisfied) of the then-current Letter of Credit if such Letter of Credit expires prior to the date that is thirty (30) days after the end of the Term, or (v) any voluntary in involuntary proceedings are filed by or against Tenant under any bankruptcy, insolvency or similar laws. In the event the Letter of Credit is drawn upon due solely to the circumstances described in the foregoing clauses
(i), (ii), (iii), (iv) or (v), the amount drawn shall be held by Landlord as a Cash Security Deposit in accordance with the terms of this Section 5, and shall be otherwise retained, expended or disbursed by Landlord for any amounts or sums due under this Lease to which the proceeds of the Letter of Credit could have been applied pursuant to this Lease, and Tenant shall be liable to Landlord for restoration, in cash or Letter of Credit complying with the terms of this Lease, of any amount so expended to the same extent as set forth in this Section 5.

         d. In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Cash Security Deposit or the Letter of Credit to the purchaser or assignee, and upon notification of Tenant of such transfer Tenant shall look only to the new landlord for the return of the Cash Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Cash Security Deposit or Letter of Credit. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any Security Deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. In the event of any permitted assignment of Tenant's interest in this Lease, the Cash Security Deposit or the Letter of Credit may, at Landlord's sole option, be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to Tenant with respect to the return of the Cash Security Deposit or the Letter of Credit.

         e. Notwithstanding anything to the contrary set forth herein, provided that (i) no default then exists under the Lease, and (ii) Tenant (or a sublessee or assignee approved by Landlord or a Permitted Transferee (hereinafter defined)) is then occupying 100% of the Premises, on the first day of the third (3rd) Lease Year and on the first day of each Lease Year thereafter during the Term (including the Extension Term (hereinafter defined) if applicable), the Cash Security Deposit or the Letter of Credit, as the case may be, shall be reduced by One Hundred Eighty Thousand Dollars ($180,000.00). The balance of the Cash Security Deposit or the Letter of Credit, as applicable, which has not been reduced as aforesaid shall be retained by Landlord throughout the Term.

6.   USE.

         a. Tenant shall use and occupy the Premises only for general office use and/or as a Call Center (hereinafter defined), and for no other purposes. Tenant shall not use the Premises or allow the Premises to be used for any other purpose without the prior written consent of the Landlord. As used herein, the term "Call Center" shall mean Tenant's business operations in the Premises in which Tenant's employees field telecommunication inquiries from Tenant's customers, and perform customer service functions related to the operations of Tenant's business; provided, however, that the Call Center may not be operated by Tenant to provide telecommunication answering services or customer service functions for or on behalf of businesses that are not customers of, or owned by, Tenant. Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant permit more than two hundred eighty (280) people (or one (1) person per one hundred fifty (150) rentable square feet of space in the Premises) to use or occupy the Premises at any time during the Term. Should Tenant violate the foregoing provision:
(i) Tenant shall be in default of this Lease; (ii) Tenant shall indemnify Landlord and hold Landlord harmless from and against all costs, injury, loss or damage (including reasonable attorneys' fees) incurred by Landlord as a result of such violation; and (iii) Tenant shall reimburse Landlord, within ten (10) days of demand, for all costs incurred by Landlord to repair, or increase the capacity of, any base Building system to the extent Landlord believes such action is required due to such violation by Landlord, such actions by Landlord to include without limitation the installation of one or more supplemental HVAC units to service the Premises. Tenant, at Tenant's expense, shall comply with all laws, codes, rules, orders, ordinances, directions, regulation, and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the condition, maintenance, use, occupation, operation or alteration of the Premises, or the conduct of Tenant's business therein, including without limitation the Americans With Disabilities Act and all applicable zoning, recycling and environmental laws and regulations. Tenant hereby agrees to indemnify and hold harmless Landlord and its agents, officers, directors and employees from and against any cost, damage, claim, liability and expense (including attorneys' fees) arising out of claims or suits brought by third parties against Landlord, its agents, officers, directors and employees alleging or relating to the failure of the Premises to comply with the terms of the Americans With Disabilities Act or any other law or regulation applicable to the Premises and/or its occupancy by Tenant. Tenant shall not use or permit the Premises or any part thereof to be used in any manner that constitutes waste, nuisance or unreasonable disturbances to other tenants of the Building or for any disorderly, unlawful or hazardous purpose and will not store or maintain therein any hazardous, toxic or highly combustible items other than usual and customary office supplies intended for Tenant's use and in such event, only in such amounts as permitted by applicable law. Tenant covenants not to change Tenant's use of the Premises without the prior written approval of Landlord.

         b. Tenant shall not put the Premises to any use, the effect of which use is reasonably likely to cause cancellation of any insurance covering the Premises or the Building, or an increase in the premium rates for such insurance. In the event that Tenant performs or commits any act, the effect of which is to raise the premium rates for such insurance, Tenant shall pay Landlord the amount of the additional premium, as Additional Rent payable by Tenant upon demand therefor by Landlord. The Premises shall not be used for any illegal purpose or in violation of any regulation of any governmental body or the regulations or directives of Landlord's insurance carriers, or in any manner which interferes with the quiet enjoyment of any other tenant of the Building. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices (specifically excluding mainframe computers), without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess consumption of water, electricity and/or other utilities, excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery.

         c. Tenant agrees to maintain the Premises, and the Tenant Improvements and other Alterations (hereinafter defined) therein, in good order, repair and condition during the Term at Tenant's sole cost and expense, and Tenant will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (excepting only Tenant's personal property) in good order, repair and condition, as the same shall be at the Commencement Date, except as repaired, rebuilt, restored, altered or added to pursuant to this Lease, and except for ordinary wear and tear and damage by fire or casualty and/or condemnation. Landlord shall have no obligation to Tenant to make any repairs in or to the Premises, the Tenant Improvements or any Alterations. Any and all damage or injury to the Premises (including, but not limited to, the Tenant Improvements), the Building or the Land caused by Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant shall be promptly reported to Landlord and, except for injury or damage to the Building which is covered by Landlord's insurance, repaired by Tenant at Tenant's sole cost; provided, however, that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within fifteen (15) days after Tenant receives Landlord's notice of such costs.

         d. Tenant shall not place a load upon the floor of the Premises exceeding the designated floor load capacity of the Building (e.g. 100 pounds per square foot: 80 pounds per square foot, live load, and 20 pounds per square foot, dead load) without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes.

7.   ASSIGNMENT AND SUBLETTING.

         a. Except with respect to transfers to Permitted Transferees, Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed, subject to the conditions set forth below) in each instance: (i) assign or otherwise transfer this Lease or any of Tenant's rights hereunder, (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agent and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided Landlord determines that the proposed assignee or subtenant (A) is of a type and quality consistent with the first-class nature of the Building, (B) has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease or the sublease, (C) is not a party by whom any suit or action could be defended on the ground of sovereign immunity or diplomatic immunity and (D) will not impose any additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been had Tenant continued to use such part of the Premises). In addition, the following conditions must be satisfied at the time Tenant requests Landlord's consent to an assignment or sublease:

                  (1) no Event of Default (hereinafter defined) exists and no event has occurred which, with notice and/or the passage of time, would constitute an Event of Default if not cured within the time, including any applicable grace period, specified herein;

                  (2) Landlord receives at least thirty (30) days' prior written notice of Tenant's intention to assign this Lease or sublet any portion of the Premises;

                  (3) the proposed use of the Premises (if other than general office use) will not violate any agreement affecting the Premises or the Building;

                  (4) Tenant submits to Landlord at least thirty (30) days prior to the proposed date of subletting or assignment such information Landlord reasonably requests in order to permit Landlord to make a judgment on the proposed subletting or assignment, including without limitation the name, business experience, financial history, net worth and business references of the proposed assignee or subtenant (and each of its principals), an in-depth description of the transaction, and the consideration delivered to Tenant for the assignment or sublease;

                  (5) the proposed assignee or subtenant is not a tenant of the Building;

                  (6) Tenant is not then subletting more than thirty-five percent (35%) of the rentable square feet of the Premises; and

                  (7) Tenant has paid to Landlord an administrative fee in the amount of Seven Hundred Fifty Dollars ($750.00) which shall be retained by Landlord whether or not such consent is granted.

         b. All proposed subleases and assignments shall be on Landlord's approved form of sublease or assignment, whichever is applicable; and shall contain, INTER ALIA, the following provisions: (i) any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (ii) any such sublease or assignment shall specify that this Lease or sublease shall not be further assigned nor the Premises further sublet and shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance.

         c. In the event that Tenant assigns this Lease or sublets all or any portion of the Premises to a party other than a Permitted Transferee (hereinafter defined), Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of the difference between (i) all sums paid to Tenant or its agent (if and when received) by or on behalf of such assignee or subtenant under the assignment or sublease, less the reasonable out-of-pocket costs incurred by Tenant in connection with such sublease or assignment, including brokerage commissions and tenant improvement costs, and
(ii) the Annual Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet. As used herein, the term "Approved Tenant Affiliate" shall mean an entity related to or affiliated with Tenant that controls (hereinafter defined), is controlled by or is under common control with, Tenant. As used herein, the term "control" means ownership of more than fifty percent (50%) of the voting stock, partnership interests or other ownership interests in the entity in question, along with the right to effect all significant management decisions of the "controlled" entity.

         d. For purposes of this Section, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than twenty-five percent (25%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date hereof) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to (i) any corporation which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934 (a "National Stock Exchange"); or (ii) transfers to Permitted Transferees. The merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section, except or otherwise expressly provided in Section 7j, below.

         e. Any assignment or subletting not in conformance with the terms of this Lease shall be void AB INITIO and shall, subject to the provisions of Section 16, constitute a default under the Lease.

         f. Upon receipt of the notice referred to in Section 7a(2), above, except with respect to assignments, subleases or other transfers to Permitted Transferees, Landlord may, at its option, in lieu of approving or rejecting the proposed assignment or subletting, exercise all or any of the following rights by written notice to Tenant of Landlord's intent to do so within fifteen (15) business days of Landlord's receipt of Tenant's notice:

                  (i) with respect to a proposed assignment of this Lease, the right to terminate this Lease on the effective date of proposed assignment as though it were the Lease Expiration Date;

                  (ii) with respect to a proposed sublease of the entire Premises, the right to terminate this Lease on the effective date of the sublease as though it were the Lease Expiration Date;

                  (iii) with respect to a proposed sublease of less than the entire Premises, the right to terminate this Lease as to the portion of the Premises affected by such sublease on the effective date of the sublease, as though it were the Lease Expiration Date, in which case Tenant shall execute and deliver to Landlord an appropriate modification of this Lease, in form satisfactory to Landlord in all respects within ten (10) business days of Landlord's notice of partial termination, which modification of this Lease shall provide that the number of rentable square feet of the Premises shall be decreased by, and the Monthly Base Rent and Additional Rent payable by Tenant hereunder shall be adjusted in proportion to, the number of rentable square feet of the Premises affected by such termination, as determined by Landlord; or

                  (iv) with respect to a proposed sublease for less than the balance of the Term, the right to sublet the portion of the Premises from Tenant upon the same terms and conditions (including Annual Base Rent and Additional Rent) set forth in this Lease for the term of the proposed sublease.

         g. If Landlord exercises any of its options under Section 7f, above, Landlord may then lease (or sublease) the Premises or any portion thereof to Tenant's proposed assignee or subtenant, as the case may be, without any liability whatsoever to Tenant.

         h. Upon any assignment of this Lease or sublease of all or a portion of the Premises (other than to a Permitted Transferee), any and all option rights, rights of first refusal, rights of first negotiation, and expansion rights shall terminate, it being understood that any and all such rights are personal to Tenant (and not to any subtenant or, except for any Permitted Transferee, assignee) and are not appurtenant to the Premises or this Lease. Further, Tenant shall not have the right to exercise any such rights unless Tenant (and not any assignee or subtenant of Tenant) shall be in occupancy of all of the Premises at the time of the exercise of any such right. In addition to the administrative fee described in Section 7a(7), above, Tenant shall reimburse Landlord for its reasonable attorneys' fees and other third party expenses incurred in reviewing any requested consent whether or not such consent is granted. Tenant shall not collaterally assign, mortgage, pledge, hypothecate or otherwise encumber this Lease or any of Tenant's rights hereunder without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

         i. Notwithstanding any consent by Landlord to an assignment or subletting, Tenant shall remain primarily liable for the performance of all covenants and obligations contained in this Lease. Each approved assignee or subtenant shall also automatically become liable for the obligations of Tenant hereunder. Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Annual Base Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.

         j. Notwithstanding anything contained in this Section 7 to the contrary, Landlord's consent shall not be required in connection with a sublease, assignment, transfer or change in ownership interest described immediately below (nor shall Tenant be required to pay Landlord an administrative fee in connection therewith):

                  (i) a sublease of all or any portion of the Premises to an Approved Tenant Affiliate;

                  (ii) an assignment of the Lease to any Approved Tenant Affiliate;

                  (iii) a transfer of the ownership interests in, or change in the ownership of, Tenant, but only so long as (A) the new owners of the interests in Tenant continue to operate Tenant's business in the same manner as it was operated before such transfer; (B) Tenant's net worth after such change in ownership is substantially similar to or greater than Tenant's net worth immediately prior to such change in ownership, and (C) such change in ownership was effected for legitimate business purposes, and not merely as a vehicle for transferring to the new owners the benefits and burdens of the Lease;

                  (iv) a transaction in which the stock or other ownership interests in Tenant are listed for sale to the public on a National Stock Exchange;

                  (v) a merger or consolidation of Tenant into, or with, an Approved Tenant Affiliate; and

                  (vi) a merger or consolidation of Tenant into, or with, an unrelated third party or an arm's length sale of all, or substantially all, of the assets of Tenant to an unrelated third party, provided that, in connection with such transaction, Tenant satisfies the requirements of
Section 7j(iii)(A)-(C), above. As used in this Section 7, the term "Permitted Transferee" shall mean (i) the Approved Tenant Affiliate described in Sections 7j(i) and 7j(ii), above; and (ii) the person(s) or entity (ies) which is the transferee of the ownership interests in Tenant in any of the transactions described in Sections 7j(iii), (iv), (v) or (vi), of this Lease. Notwithstanding the fact that Landlord's consent is not required in connection with any assignment, sublease or other transfer to a Permitted Transferee, Tenant shall provide Landlord with written notice of any such transaction, along with whatever information or documentation Landlord reasonably requires in order to confirm that the proposed transaction constitutes a transfer to a Permitted Transferee, promptly after the consummation of any such assignment, sublease or other transfer to a Permitted Transferee, provided, however, that no information or documentation other than the notice shall be required for transactions described in Section 7j(iv), above; provided further, however, that the only information or documentation to which Landlord shall be entitled with respect to transactions described in Section 7j(v), above, shall be a certified statement by an officer of Tenant that the entity into which, or with which, Tenant is effecting such merger or consolidation satisfies the criteria for an "Approved Affiliate" set forth in Section 7c, above.

8.   IMPROVEMENTS AND FIXTURES.

         a. Tenant shall neither make nor allow any alterations, decorations, replacements, changes, additions or improvements (collectively referred to as "Alterations") to the Premises or any part thereof that will or may affect the mechanical, electrical, plumbing, HVAC or other systems or the exterior or structure of the Building, without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Tenant shall not make or allow any other kind of Alterations to the Premises or any part thereof (except for Cosmetic Alterations (hereinafter defined)) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. As used herein, the term "Cosmetic Alterations" shall mean any Alterations costing less than $25,000 in the aggregate and which do not require a building permit to undertake. Tenant shall provide Landlord with at least ten (10) days prior written notice (along with whatever documentation regarding same Landlord reasonably requires) prior to undertaking any Cosmetic Alterations. All of such Alterations, structural or otherwise, must conform to all rules and regulations established from time to time by Landlord, must be performed in a good and workmanlike manner, must comply with all applicable building codes, laws and regulations (including without limitation the Americans With Disabilities Act), shall not require any changes to or modifications of any of the mechanical, electrical, plumbing, HVAC or other systems or the exterior or structure of the Building, and shall otherwise be constructed in strict accordance with the terms and conditions of this Section 8. Prior to undertaking any Alterations in the Premises, Tenant shall furnish to Landlord duplicate original policies or certificates thereof of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration), builder's all-risk insurance, and comprehensive public liability insurance (including property damage coverage) in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents, and any mortgagee as additional insureds.

         b. It is understood and agreed by Landlord and Tenant that any Alterations undertaken in the Premises shall be constructed at Tenant's sole expense. The costs of Alterations shall include without limitation the cost of all architectural work, engineering studies, materials, supplies, plans, permits and insurance. If requested by Landlord, Tenant shall provide to Landlord satisfactory evidence of Tenant's ability to pay for such Alterations (including, but not limited to, a payment or performance bond to the extent that the cost of such work exceeds $100,000). No consent by Landlord to any Alterations shall be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialman's liens which may be filed in respect to such Alterations made by or on behalf of Tenant. If Landlord gives its consent as specified in Section 8a above, Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary or desirable, in its sole discretion exercised in good faith, including without limitation the right to approve the plans and specifications for any work, supervision of the work by Landlord or its agents or by Landlord's architect or contractor and the payment to Landlord or its agents, architect or contractor of a construction supervision fee (not to exceed 3% of the total "hard" costs incurred) in connection therewith, the right to impose requirements as to the manner in which or the time or times at which work may be performed. Landlord shall also have the right to approve in its reasonable discretion the contractor or contractors who shall perform any Alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notices, as appropriate. In addition, immediately after completion of any Alterations, Tenant shall assign to Landlord any and all warranties applicable to such Alterations and shall provide Landlord with as-built plans of the Premises depicting such Alterations.

         c. Tenant shall keep the Premises free from any liens arising out of any work performed on, or materials furnished to, the Premises, or arising from any other obligation incurred by Tenant. If any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within fifteen
(15) business days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to timely discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the installment of rent next becoming due; it being expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord, the Premises and the Building from and against any and all expenses, liens, claims, actions or damages to person or property in connection with any such lien or the performance of such work or the furnishing of such materials. Tenant shall be obligated to, and Landlord reserves the right to, post and maintain on the Premises at any time such notices as shall in the reasonable judgment of Landlord be necessary to protect Landlord against liability for all such liens or actions.

         d. Any Alterations of any kind to the Premises or any part thereof, except Tenant's furniture and moveable trade fixtures, shall at once become part of the realty and belong to Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any Alterations and to repair any damage to the Premises caused by such removal, all at Tenant's sole expense. Landlord agrees that if Tenant, simultaneously with Tenant's delivery to Landlord of a request for Landlord's approval of any proposed Alterations, requests in writing that Landlord state whether or not Landlord will require the removal of such Alterations upon termination or expiration of this Lease, Landlord shall so state within ten (10) business days after Landlord's receipt of Tenant's written request; provided that such written request by Tenant shall specify, in bold letters that, "IF LANDLORD FAILS TO SPECIFY TO TENANT, WITHIN TEN (10) BUSINESS DAYS AFTER LANDLORD'S RECEIPT OF THIS NOTICE, THAT THE ALTERATIONS PROPOSED BY TENANT HEREIN MUST BE REMOVED BY TENANT UPON THE TERMINATION OR EXPIRATION OF THE LEASE, SUCH FAILURE SHALL BE DEEMED TO CONSTITUTE AN AGREEMENT BY LANDLORD THAT SUCH ALTERATIONS (IF APPROVED BY LANDLORD) NEED NOT BE REMOVED BY TENANT." If Landlord fails to respond to such a written request, Landlord shall be deemed to have not required the removal of such Alterations upon the termination or expiration of this Lease. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term, provided that Tenant repairs any damage to the Premises or the Building caused by such removal.

9.   UTILITIES AND SERVICES.

         a. Landlord shall furnish the following utilities and services to the Premises: electric current (for lighting and operation of normal desk-type office machines); water; lavatory supplies; heat and air-conditioning during the appropriate seasons of the year as reasonably required; elevator service; and trash removal, cleaning and char service (after normal business hours Monday through Friday, excluding Holidays (hereinafter defined)). Heating and air conditioning shall be provided to the Premises only during normal business hours (I.E., Monday through Friday 8:00 a.m. to 6:00 p.m., and Saturday 8:00 a.m. to 1:00 p.m., excluding Holidays). As used herein, the term "Holidays" shall mean New Year's Day, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day and Christmas Day. At times other than the normal business hours and days aforesaid, central air conditioning and heating shall be provided to Tenant upon at least twenty-four (24) hours' prior notice from Tenant, and upon payment by Tenant of the hourly charge established by Landlord for each hour (or a portion thereof) of after-hours usage. All light bulbs and tubes in the Premises shall be replaced at Tenant's expense. In addition, Landlord may impose a reasonable additional charge for any additional or unusual services required to be provided by Landlord to Tenant because of the carelessness of Tenant, the nature of Tenant's business or the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Tenant's normal cleaning of the Premises. In the event that Landlord must temporarily suspend or curtail services because of accident and repair, Landlord shall have no liability to Tenant for such suspension or curtailment or due to any restrictions on use arising therefrom or relating thereto, and Landlord shall proceed diligently to restore such service. No interruption or malfunction of any such services shall constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Premises, the Building or the parking garage or parking areas in or around the Building or constitute a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rent) or grant Tenant any right of setoff or claim against Landlord or constitute a constructive or other eviction of Tenant. Notwithstanding the foregoing, in the event such interruption or cessation of services required to be furnished by Landlord hereunder: (i) is not caused by Tenant, its employees, agents, contractors, or invitees; (ii) renders the Premises untenantable for Tenant's business use therein; and (iii) exists for more than seven (7) consecutive days, then, provided Tenant in fact ceases to use the Premises during the entirety of such period of cessation or interruption, Monthly Base Rent and Additional Rent hereunder shall abate from the day after Tenant vacates the Premises until such time as the service which was interrupted has been restored. The foregoing abatement of Monthly

Base Rent and Additional Rent shall be Tenant's sole and exclusive remedy resulting from such cessation or interruption, and Landlord and Tenant agree that Landlord's inability to furnish such services shall not be deemed to be a constructive eviction of Tenant from the Premises. In the event of any such interruption, Landlord shall use reasonable diligence to restore such services.

         b. Tenant will not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed, except to the extent that Landlord determines that the use of any such apparatus or device may overburden or otherwise adversely affect any base Building system herein, in which event Landlord may withhold its consent in its sole discretion), use any apparatus or device in the Premises, including without limitation electric data processing machines, punch card machines and machines using current in excess of 110 volts which will in any way increase the amount of the electricity or water which would otherwise be furnished or supplied for the intended use of the Premises under this Section 9; and Tenant will not connect to electric current any apparatus or device for the purpose of using electric current or water, except through existing electrical outlets in the Premises or water pipes. If Tenant shall require water or electricity in excess of that which would otherwise be furnished or supplied for the intended use of the Premises, Tenant shall first secure the written consent of Landlord for the use thereof, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Landlord may condition its consent upon the requirement that a water meter or electric current meter be installed in the Premises, so as to measure the amount of water and electric current consumed for any such excess use. The cost of such meters and installation, maintenance and repair thereof, the cost of any such excess utility use as shown by said meter, the cost of any new or additional utility installations, including without limitation wiring and plumbing, resulting from such excess utility use, and the cost of any additional expenses incurred in keeping count of such excess utility use shall be paid by Tenant promptly upon demand by Landlord or, if Tenant is billed separately therefor, promptly upon receipt of a bill for same. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

         c. Tenant shall have the right to install and operate in the Premises personal computers and other electrically-operated office equipment normally used in modern offices. Tenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent may be conditioned upon, but not limited to, Tenant first securing at its expense additional capacity for any said service in the Building; provided, however, Tenant shall be responsible for paying for any excess utility consumption arising from any such change, replacement, use or addition, such payments to be based on Landlord's reasonable estimate or, at Landlord's option, a submeter or similar device to measure such usage (said device to be installed at Tenant's expense). Additionally, in the event that Landlord reasonably determines that Tenant's electrical consumption exceeds standard office use, Tenant shall pay the amount of such excess electrical consumption, as reasonably determined by Landlord, within thirty (30) days after demand therefor. Machines, equipment and materials belonging to Tenant which cause vibration, noise, cold, heat, fumes or odors that may be transmitted outside of the Premises to such a degree as to be objectionable to Landlord in Landlord's sole opinion or to any other tenant in the Building shall be treated by Tenant at its sole expense so as to eliminate such objectionable condition, and shall not be allowed to operate until such time as the objectionable condition is remedied to Landlord's satisfaction.

         d. Tenant shall comply, at its sole cost and expense, with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the Building, whether required of Landlord or otherwise, regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including but not limited to the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by such regulations. Landlord reserves the right (i) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with any such regulations, (ii) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (iii) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any such regulations. Notwithstanding the foregoing, if Tenant is unable to comply with Landlord's standard procedures regarding the internal collection, sorting, separation and recycling of waste products, Landlord shall use reasonable efforts to arrange for alternative procedures for Tenant, and Tenant shall pay Landlord all additional costs incurred by Landlord with respect thereto.

10.  RIGHTS OF LANDLORD.

         a.      Landlord reserves the following rights:

                  (i) to change the name or street address of the Building without notice or liability to Tenant;

                  (ii) to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises;

                  (iii) to have pass keys and/or access cards to the Premises;

                  (iv) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, so long as Tenant is not prohibited from conducting its business in the Premises;

                  (v) to enter the Premises at any reasonable time upon forty-eight (48) hours notice (or at any time without notice in the event of any emergency) for inspection; to supply any service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers or tenants; to post notices of non-responsibility; to affix and display "For Rent" signs during the last twelve (12) months of the Term; and to make repairs, alterations, additions or improvements to the Premises or the Building; and

                  (vi) to approve the design, location, number, size and color of all signs located on the exterior of the Building.

         b. Without limiting the generality of the provisions of Section 10a, above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the common areas of the Building (including but not limited to the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants' premises and/or the common areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, plumbing, heating, air conditioning and ventilating systems, at any time during the Term of this Lease. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 10, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work temporarily to close entrances, doors, corridors, elevators or other facilities located in the Building or temporarily to cease the operations of any services or facilities therein or to take portion(s) of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant; provided, however that Landlord agrees to use all reasonable efforts not to interfere with or interrupt Tenant's business operation in the Premises. Notwithstanding the foregoing, in the event that, as a result of the exercise by Landlord of its rights under this Section 10b, more than fifty percent (50%) of the rentable area of the Premises is rendered untenantable for more than seven (7) consecutive days, and Tenant ceases to use such untenantable portion of the Premises during the entirety of such period, Annual Base Rent and Additional Rent shall be equitably adjusted (based on the portion of the Premises which is rendered untenantable) beginning on the eighth (8th) day of untenantability until the Premises are no longer untenantable. Landlord shall have the right to install, use and maintain pipes and conduits above the ceilings, under the floors and behind the demising walls in the Premises, including without limitation telephone and computer installations, provided that such pipes and conduits do not permanently materially adversely affect Tenant's access to or use of the Premises.

         c. Except for injury, loss or damage resulting from Landlord's negligence or willful misconduct, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from Landlord's exercise of any rights under this Section 10, all claims against Landlord for any and all such liability being hereby expressly released by Tenant. Landlord shall not be liable to Tenant for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant. The Rent reserved herein shall not abate while the Landlord's rights under this Section 10 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant.

         d. Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

11.  LIABILITY.

         a. Landlord and its agents, officers, directors and employees assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Premises and shall have no liability for any claim of loss of business or interruption of operations (or any claim related thereto). Landlord and its agents, officers, directors and employees shall not be liable for any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Premises. Tenant agrees to hold Landlord and its agents, officers, directors and employees harmless against all such claims, except to the extent resulting from Landlord's negligence or willful misconduct. Landlord and its agents, officer, directors and employees shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, compensation or claim arising out of or related to managing the Premises or the Building, repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord and its agents, officers, directors and employees, Tenant, or any other person or persons whatsoever) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises or the Building, or from any other cause whatsoever, unless occasioned by the willful misconduct or acts of negligence of Landlord. In no event shall Landlord be liable for punitive or consequential damages, nor shall Landlord be liable with respect to utilities furnished to the Premises, or the lack of any utilities. Any goods, property or personal effects, stored or placed by Tenant in or about the Premises or in the Building, shall be at the sole risk of Tenant, and Landlord and its agents, officers, directors and employees shall not in any manner be held responsible therefor, except if such injury or damage results from Landlord's negligence or willful misconduct. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of Tenant for such purposes and not of Landlord.

         b. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys' fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from (i) Tenant's use and occupancy of the Premises or in any other manner which relates to the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency; (ii) the negligence or willful misconduct of Tenant, its officers, directors, employees and agents; (iii) any default, breach or violation of this Lease by Tenant; or (iv) injury or death to individuals or damage to property sustained in or about the Premises.

         c. Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree that in the event that the Building, the Premises or the contents thereof are damaged or destroyed by fire or other casualty, each party hereto waives its rights, if any, against the other party with respect to such damage or destruction to the extent such damage or destruction is covered under the property insurance policy(ies) of the party waiving such rights (or would have been covered had the party waiving such rights carried the property insurance required hereunder to be carried by such party); provided however, if any fire or other casualty caused by Tenant shall have damaged or destroyed any part of the Building or the contents thereof, Tenant shall be responsible for any deductible amount under Landlord's property insurance policy(ies). All policies of fire and/or extended coverage or other insurance covering the Premises or the contents thereof obtained by Landlord or Tenant shall contain a clause or endorsement providing in substance that (i) such insurance shall not be prejudiced if the insureds thereunder have waived in whole or in part the right of recovery from any person or persons prior to the date and time of loss or damage, if any, and (ii) the insurer waives any rights of subrogation against Landlord (in the case of Tenant's insurance policy) or Tenant (in the case of Landlord's insurance policy), as the case may be.

12.  INSURANCE.

         a. Tenant shall maintain at all times during the Term hereof and at its sole cost and expense, broad-form commercial general liability insurance for bodily injury and property damage naming Landlord as an additional insured, in such amounts as are adequate to protect Landlord and Landlord's managing agents against liability for injury to or death of any person in connection with the use, operation or condition of the Premises. Such insurance at all times shall be in an amount of not less than Three Million Dollars ($3,000,000) combined single limit aggregate for bodily injury or death or damage to property. If, in the reasonable opinion of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at any time during the Term is not adequate, Tenant shall increase the insurance coverage as required by Landlord's insurance broker. In no event shall the limits of such policy be considered as limiting the liability of Tenant under this Lease.

         b. Tenant shall at all times during the Term hereof maintain in effect policies of insurance covering the Leasehold Improvements (including any Alterations, additions or improvements as may be made by Tenant after the Commencement Date), plate glass, trade fixtures, merchandise and all other personal property from time to time in or on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost, providing protection against all risks covered by standard form of "Fire and Extended Coverage Insurance," together with insurance against vandalism and malicious mischief. Tenant shall also maintain at its sole cost and expense workman's compensation insurance in the maximum amount required by law.

         c. All insurance required to be carried by Tenant shall be issued by responsible insurance companies, qualified to do business in the Commonwealth of Virginia and reasonably acceptable to Landlord. Each policy shall name Landlord, Landlord's mortgagee and the property management company retained by Landlord at the Building, as additional insureds, and shall contain a provision that the same may not be cancelled or reduced without providing Landlord not less than thirty (30) days' prior written notice. Copies of all policies or, at Landlord's option, certificates of insurance (ACORD 27 only) evidencing the existence and amounts of said insurance shall be delivered to Landlord no later than five (5) days prior to the Commencement Date, and renewals thereof shall be delivered to Landlord at least ten (10) days prior to the expiration of any such policy. If Tenant fails to adhere to the requirements of this Section 12, Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be deemed Additional Rent hereunder and shall be payable by Tenant upon demand. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies provided in this Lease. Any policy may be carried under so-called "blanket coverage" form of insurance policies. Tenant shall obtain and furnish evidence to Landlord of the waiver by Tenant's insurance carriers of any right of subrogation against Landlord and Landlord's management company at the Building.

         d. Landlord agrees to maintain throughout the Term, property damage insurance covering the Building in an amount equal to the then-full replacement value of the Building. Such coverage may be provided by way of a "blanket" policy of insurance maintained by Landlord.

         e. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "All Risk" or similar policies, maintained by such party or required to be maintained by such party under this Lease, but only to the extent that such loss or damage is recovered under said insurance policies (if such policy or policies have been obtained) or would have been recovered if such party had obtained the required insurance coverage hereunder. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

13. FIRE OR CASUALTY.

         a. If the Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. If, in the reasonable judgment of Landlord's architect, restoration of the Premises is feasible within a period of nine (9) months from the date of the damage, Landlord shall restore the Premises to the extent of the Tenant Improvements set forth in the Work Agreement, provided that adequate insurance proceeds are made available to Landlord. Tenant agrees to make all proceeds of Tenant's insurance policies available to Landlord in accordance with Tenant's insurance obligations set forth in Section 12, above. In addition, Tenant shall repair and restore, at Tenant's sole expense, all furniture, fixtures and other property of Tenant located in the Premises prior to such casualty. If the Premises are unusable, in whole or in part, during such restoration, the Monthly Base Rent and Additional Rent hereunder shall be abated to the extent and for the period that the Premises are unusable; provided, however, that if such damage or destruction shall result from the act or omission of Tenant, its employees, agents or invitees, Tenant shall not be entitled to any abatement of Monthly Base Rent or Additional Rent.

         b. If restoration is not feasible in the reasonable judgment of Landlord's architect within the aforesaid nine (9) month period, Landlord shall so notify Tenant within thirty (30) days after the occurrence of such damage, and Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within sixty (60) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Base Rent and Additional Rent will be apportioned as of the date of such damage or destruction. If neither party exercises its right of termination, the Premises shall be restored as provided above.

         c. In case the Building is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct such Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice given no later than sixty (60) days after the date of such casualty.


14. EMINENT DOMAIN. If the Premises or any part thereof shall be taken by any governmental or quasi-governmental authority pursuant to the power of eminent domain, Tenant shall make no claim for compensation in such proceedings and shall have no right to participate in any condemnation proceedings under any statutes, laws or ordinances of the Commonwealth of Virginia. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord, provided, however, that Tenant may submit a claim for its reasonable relocation costs incurred, if any. In the event of such taking, Rent shall be paid to the date of vesting of title in the condemning authority.

15. SUBORDINATION AND ESTOPPEL CERTIFICATES.

         a. Subject to Tenant's receipt of an SNDA (hereinafter defined) from the then-applicable mortgagee or ground lessor of the Building, this Lease shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or any part thereof or the Land, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or the Land, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effect such subordination. Upon request of Landlord, Tenant will execute any further written instrument necessary to subordinate its rights hereunder to any such underlying leases or liens. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within fifteen (15) business days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee. Landlord shall obtain for Tenant's benefit, from the current mortgagee of the Building, a subordination, non-disturbance and attornment agreement ("SNDA"), in recordable form, on such mortgagee's standard form of SNDA. The SNDA shall provide that, upon a foreclosure under such mortgagee's deed of trust (or a deed-in-lieu thereof), so long as Tenant is not then in default hereunder, Tenant's rights under this Lease shall not be extinguished and such mortgagee (or such other purchaser at a foreclosure sale) shall recognize this Lease and Tenant's rights hereunder, subject to certain limitations regarding the obligations of the successor Landlord hereunder as may be set forth in the SNDA. Landlord shall use reasonable efforts to obtain for Tenant's benefit from any future mortgagee an SNDA on such mortgagee's standard form of SNDA.

         b. In the event of (i) a transfer of Landlord's interest in the Building, (ii) the termination of any ground or underlying lease of the Building, or the Land, or both, or (iii) the purchase or other acquisition of the Building, or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust, or pursuant to a power of sale contained in any mortgage or deed of trust, then in any of such events Tenant shall, at the request of Landlord or Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the interest of the lessor under the terminated ground or underlying lease, as the case may be, as "Landlord" under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person or entity, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such person's succession to title, nor be bound by any payment of Monthly Base Rent or Additional Rent before such lease termination or before such person's succession to title for more than one month in advance, nor, in the case of a transfer of the Landlord's interest as a result of a foreclosure sale (or deed-in-lieu thereof), be subject to any offset, defense or counterclaim accruing before such lease termination or before such person's succession to title.

         c. Tenant agrees, at any time, and from time to time, upon not less than fifteen (15) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying (to the extent accurate as delivered or, it not, by modifying same to be accurate) that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of the Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) all improvements required by the terms of the Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) there are no offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under the Lease; (vi) no rent under the Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the best of the knowledge of the Tenant, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in the Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit tendered by Tenant is as set forth in the Lease, and such security deposit has been paid to Landlord; and (x) any other information reasonably requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building, or any prospective assignee of any such ground lease. Tenant also agrees to execute and deliver from time to time such reasonable estoppel certificates as an institutional lender may require with respect to this Lease.

16. DEFAULT AND REMEDIES.

         a. If Tenant shall (i) fail to pay any installment of Monthly Base Rent, although no legal or formal demand has been made therefor, within five (5) business days after written notice by Landlord (provided that no such notice shall be required with respect to the second (2nd) and each successive late payment of Monthly Base Rent during any twelve (12) month period hereunder, with respect to which an Event of Default shall occur hereunder upon Tenant's failure to tender any such installment of Monthly Base Rent to Landlord with five (5) business days after its due date), or
(ii) fail to make any payment of Additional Rent or any other payment required by the terms and provisions hereof, within five (5) days after notice or demand therefor; or (iii) convey, assign, mortgage or sublet this Lease, the Premises or any part thereof, or Tenant's interest therein, or attempt any of the foregoing, without the prior written consent of Landlord; or (iv) commit or suffer to exist an Event of Bankruptcy (hereinafter defined), or (v) fail to maintain the insurance coverage required by Section 12, above, or (vi) violate or fail to perform any of the other terms, conditions, covenants, or agreements herein made by Tenant and fails to cure such default within thirty (30) calendar days after notice, provided, however, that if the nature of Tenant's failure is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion within an additional thirty (30) days; then there shall be deemed to have been committed an "Event of Default".

         b.      In the event of any Event of Default by Tenant as defined in
Section 16a, Landlord may at any time thereafter, without notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach do any of the following:

                 (i) Landlord may terminate this Lease, by giving written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Any other notice to quit or notice of Landlord's intention to re-enter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

                (ii) With or without the termination of this Lease, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If this Lease is terminated or Landlord recovers possession of the Premises before the expiration of the Term by reason of Tenant's default as hereinabove provided, Landlord shall take reasonable steps to attempt to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including without limitation deficiency in rent during any period of vacancy or otherwise; the costs of removing and storing the property of Tenant or of any other occupant; the then-remaining unamortized portion of the Improvement Allowance described in the Work Agreement; all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including without limitation reasonable attorneys' fees and Late Charges as provided herein, and advertising, brokerage fees and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

               (iii) Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of termination of this Lease, the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term. If the Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of this Lease until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided in Section 16b(ii), above). In no event shall Tenant be entitled to any excess of any Rent obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due from Tenant as provided in this Section 16(a)(iii) may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of this Lease term. Upon termination of this Lease or repossession of the Premises following a default hereunder, Landlord shall attempt to relet the Premises or any portion thereof; provided that, if Landlord is successful in reletting, it shall not be responsible for the payment of Rent by such new tenant. In the event of reletting Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose on such terms and at such rentals as Landlord in its exclusive judgment may determine.

         c. Notwithstanding the foregoing, if Landlord terminates this Lease pursuant to Section 16b(i), above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between (i) all Monthly Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations under Section 16b(ii), above) for what would be the then unexpired Term in the absence of such termination, and (ii) the fair market rental value of the Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), with such differential discounted at the rate of seven percent (7%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent or any other amounts accrued prior to termination of this Lease.

         d. Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default hereunder, Landlord, with or without terminating the Lease, may immediately reenter and take possession of the Premises and evict Tenant therefrom, without legal process of any kind, using such force as may be necessary, without being liable for or guilty of trespass, forcible entry or any other tort. Landlord's right to exercise such "self-help" remedy shall be in addition to, and not in limitation of, Landlord's other rights and remedies hereunder for a breach by Tenant of its obligations under the Lease.

         e. Tenant hereby expressly waives any and all rights of redemption granted by or under any present of future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been dispossessed or evicted hereunder, or to make any such tenant or party to any action brought by Tenant against Landlord.

         f. Landlord and Tenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Landlord commences any summary proceeding for nonpayment of Rent or Additional Rent, or commences any other action or proceeding against Tenant in connection with this Lease, Tenant will interpose no counterclaim of whatever nature or description in any such proceeding.

         g. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein.

         h. Prior to exercising any rights or remedies upon a default by Landlord, Tenant will give Landlord notice specifying such default, and Landlord shall have thirty (30) days after receipt of such notice in which to cure any such default; provided, however, that if such default cannot, by its nature, be cured within such period, Landlord shall not be deemed in default if Landlord shall within such period commence to cure such default and shall diligently prosecute the same to completion. Unless and until Landlord fails so to cure any default after notice, Tenant shall have no remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter; and no default or alleged default by Landlord shall relieve or delay performance by Tenant of its obligations to continue to pay Annual Base Rent and Additional Rent hereunder as and when the same shall be due, except as expressly provided in Section 9a, above.

17. BANKRUPTCY.

         a. For purposes of this Lease, the following shall be deemed "Events of Bankruptcy": (i) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property and such action is not dismissed within thirty (30) days thereafter; or (ii) if Tenant files a voluntary petition under 11 U.S.C. Article 101, ET SEQ., as amended (the "Bankruptcy Code"), or under the insolvency laws of any jurisdiction (the "Insolvency Laws"); or (iii) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within sixty (60) days of filing; or (iv) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or
(v) if Tenant generally is not paying its debts as its debts become due.

         b. Upon the occurrence of an Event of Bankruptcy, Landlord, at its option and sole discretion, may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder). If this Lease is terminated under this Section 17, Tenant shall immediately surrender and vacate the Premises, waives all statutory or other notice to quit, and agrees that Landlord shall have all rights and remedies against Tenant provided in
Section 16 in case of an Event of Default by Tenant.

         c. If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (the "Bankruptcy Case"), Landlord's right to terminate this Lease under this Section 17 shall be subject to the applicable rights (if any) of the debtor-in-possession or the debtor's trustee in bankruptcy (collectively, the "Trustee") to assume or assign this Lease as then provided for in the Bankruptcy Code, however, the Trustee must give to Landlord, and Landlord must receive, proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided pursuant to the Bankruptcy Code, it being agreed that sixty (60) days is a reasonable period of time for election of an assumption or rejection of this Lease) after the commencement of the Bankruptcy Case; it being agreed that failure of the Trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any right of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord and any third party (including other tenants) for all monetary damages incurred as a result of such default, and (iii) provides to Landlord "adequate assurance of future performance." Landlord and Tenant (which term may include the debtor or any permitted assignee of debtor) hereby agree in advance that "adequate assurance of performance" as used in this paragraph, shall mean that all of the following minimum criteria must be met: (1) the source of Monthly Base Rent, Additional Rent, and other consideration due under this Lease, and the financial condition and operating performance of Tenant, and its guarantor, if any, shall be similar to the financial condition and operating performance of Tenant as of the Lease Commencement Date; (2) Trustee or Tenant must pay to Landlord all Monthly Base Rent and Additional Rent payable by Tenant hereunder in advance, (3) Trustee or Tenant must agree (by writing delivered to Landlord) that the use of the Premises shall be used only for the permitted use as stated in this Lease, and that any assumption or assignment of this Lease is subject to all of the provisions thereof and will not violate or affect the rights or agreements of any other tenants or occupants in the Building or of Landlord (including any mortgage or other financing agreement for the Building, (4) Trustee or Tenant must pay to Landlord at the time the next Monthly Base Rent is due under this Lease, in addition to such installment of Monthly Base Rent, an amount equal to the installments of Monthly Base Rent and Additional Rent due under this Lease for the next six
(6) months of this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of Monthly Base Rent and Additional Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant except to the extent the funds have been drawn and not replaced); and (5) Trustee or Tenant must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by clause (4), above. The criteria stated above are not intended to be exhaustive or all-inclusive and Landlord may determine that the circumstances of Tenant or of this Lease require other or further assurances of future performance. In the event Tenant is unable to: (a) cure its defaults, (b) reimburse Landlord for its monetary damages, (c) pay the Monthly Base Rent and Additional Rent due under this Lease on time, or (d) meet that criteria and obligations imposed by (1) through (5), above, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with
Section 17b, above.

18. PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant's part. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at two percentage points (2%) over the Prime Rate then in effect, from the date of such payment by Landlord, shall be payable by Tenant to Landlord as Additional Rent hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rent. In addition, any Rent, including without limitation Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and/or Late Charges, which is not paid timely will accrue interest per annum at two percentage points (2%) over the Prime Rate from the date such payment is due until the date paid in full (including all accrued interest).

19. VOLUNTARY SURRENDER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the sole option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the sole option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies; provided however, that if Landlord elects to treat such termination as an assignment of any such sublease, Landlord shall have no obligation or liability to the subtenant thereunder for any claim, damage or injury which accrued prior to the date of surrender or mutual cancellation hereunder.

20. ABANDONMENT OF PERSONAL PROPERTY. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall forthwith remove Tenant's goods and effects and those of any other persons claiming through or under Tenant, or subtenancies assigned to it, and quit and deliver the Premises to the Landlord peaceably and quietly. Goods and effects not removed by Tenant after termination of this Lease (or within three (3) business days after a termination by reason of Tenant's default) shall be considered abandoned. Landlord shall give Tenant notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as Landlord deems expedient, including public or private sale and/or storage in a public warehouse or elsewhere at the sole cost, and for the account, of Tenant, and Tenant shall promptly upon demand reimburse Landlord for any expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees.

21. HOLD-OVER. If Tenant shall not immediately surrender the Premises at the expiration of the Term then Tenant shall, by virtue of the provisions of this
Section 21, become a tenant by the month. In such event Tenant shall be required to pay one hundred fifty percent (150%) of the amount of the Monthly Base Rent then in effect and as subsequently escalated in accordance with the provisions hereof, together with all Additional Rent in effect during the last month of the Term commencing said monthly tenancy with the first day next after the end of the Term; and said Tenant, as a month-to-month tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy, except as otherwise provided above with respect to the payment of Rent. Each party hereto shall give to the other at least thirty (30) days' written notice to quit the Premises, except in the event of non-payment of Rent provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty
(30) days' notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the Term, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the Term, then at any time prior to the acceptance of the Rent by Landlord from Tenant, as a monthly tenant hereunder, Landlord, at its election or option, may reenter and take possession of the Premises forthwith, without process, or by any legal action or process in the Commonwealth of Virginia.

22.  OPTION TO EXTEND TERM.

         a. Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) additional period of five (5) years (the "Extension Period"), provided (i) Tenant gives written notice to Landlord of Tenant's election to exercise such extension option no earlier than fifteen
(15), and no later than twelve (12), months prior to the expiration of the last Lease Year of the Term; (ii) no Event of Default has occurred during the Term, and no event exists at the time of the exercise of such option or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period; and (iii) Tenant has not assigned its interest in this Lease or sublet more than twenty percent (20%) of the Premises to a person or entity other than a Permitted Transferee.

         b. All terms and conditions of this Lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in the Annual Base Rent, shall remain in full force and effect during the Extension Period, except that Annual Base Rent payable during the first Lease Year of the Extension Period shall be the then-current Fair Market Rental Rate (hereinafter defined) with respect to comparable office space at the time of the commencement of the Extension Period (using a Base Year of the calendar year in which the Extension Period commences for purposes of determining Tenant's Pass-Through Costs); provided, however, in no event shall the Annual Base Rent for the first Lease Year of the Extension Period be less (on a per square foot basis) than the Annual Base Rent in effect for the last Lease Year of the initial Term. Landlord shall not be obligated to make, or pay for, any improvements or alterations in or to the Premises. There shall be no rental abatement during the Extension Period. As used in this Lease, the term "Fair Market Rental Rate" shall mean the fair market rental rate per square foot of rentable area that would be agreed upon between a landlord and a tenant entering into a new lease for comparable space as to location, configuration, view and elevator exposure, size and use, in a comparable building as to location, quality, reputation and age, with a comparable build-out, a comparable term and a comparable base year for operating expense and real estate tax pass-throughs assuming the following:
(1) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (2) a tenant improvement allowance, free rent periods or any other special concessions (for example, design fees, moving allowances, refurbishing allowances, etc.) will not be provided to Tenant except to the extent that such allowances or concessions are reflected in the fair market rental rates being obtained (in which event the Fair Market Rental Rate shall be reduced by the economic equivalent of the allowances or concessions not offered to Tenant); and (3) the tenant will continue to pay its share of Operating Expenses and Real Estate Taxes over a new base year (which, for Tenant, is the calendar year in which occurs the first day of the Extension Period).

         c. Landlord and Tenant shall negotiate in good faith to determine the Annual Base Rent for the first Lease Year of the Extension Period, for a period of thirty (30) days after the date on which Landlord receives Tenant's written notice of Tenant's election to exercise the extension option provided for under this Section 22. In the event Landlord and Tenant are unable to agree upon the Annual Base Rent for the first Lease Year of the Extension Period within said thirty (30)-day period, the Fair Market Rental Rate for the Premises shall be determined by a board of three
(3) licensed commercial real estate brokers, one of whom shall be named by the Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the jurisdiction in which the Building is located as a real estate broker specializing in the field of commercial office leasing in the Herndon area of Fairfax County, Virginia, having no less than ten (10) years' experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall be the mean of the two closest rental rate determinations; provided, however, in no event shall the Annual Base Rent for the first Lease Year of the Extension Period be less (on a per square foot basis) than the Annual Base Rent in effect for the last Lease Year of the initial Term. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

         d. Should the Term of the Lease be extended hereunder, Tenant agrees to execute an amendment modifying this Lease within fifteen (15) business days after Landlord presents same to Tenant, which agreement shall set forth the Annual Base Rent and the Monthly Base Rent for first Lease Year of the Extension Period. Should Tenant fail to execute the amendment (which amendment accurately sets forth the economic terms of the demise of the Premises during the Extension Period) within fifteen (15) business days after presentation of same by Landlord, time being of the essence, Tenant's right to extend the Term shall, at Landlord's sole option, terminate, and Landlord shall be permitted to lease the Premises to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

23. PARKING.

         a. Tenant shall be provided, without charge, one hundred sixty-eight (168) parking spaces (or 4 spaces per 1,000 r.s.f. of the Premises then being leased by Tenant) located on the surface lot adjacent to the Building, for use by Tenant's employees, agents and guests. Of the one hundred sixty-eight (168) spaces being provided by Landlord, one hundred sixty-three (163) shall be unreserved spaces and five (5) shall be reserved spaces. The reserved spaces shall be in the location shown on the attached EXHIBIT D. A "Reserved Parking" sign bearing Tenant's name (the "Parking Sign") shall be installed adjacent to each reserved parking space provided to Tenant. Landlord, at Tenant's sole cost, shall design, fabricate and install the Parking Signs.

         b. Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the surface parking lot, and shall at all times abide by all rules and regulations promulgated by Landlord or the parking operator governing the use of the surface parking lot. Tenant understands and agrees that Landlord does not assume any responsibility for any damage or loss to any automobiles parked on the surface parking lot, or to any personal property located therein or thereon, or for any injury sustained by any person in or about the surface parking lot. Landlord shall not be responsible for "policing" Tenant's reserved parking spaces to insure that such spaces are occupied only by automobiles belonging to Tenant, its employees and guests.

24. NOTICES.     Any and all notices or demands required or permitted herein shall be in writing and served (a) personally, (b) by certified mail, return receipt requested, or (c) by guaranteed overnight courier, at the addresses provided in Section 1g above. If served personally, service shall be conclusively deemed made at the time of such delivery. If served by certified mail, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States mail, postage prepaid, pursuant to this Section 24. If served by overnight courier, service shall be conclusively deemed made one (1) business day after deposit with such courier. Either party may specify a different address according to the terms of this Section 24.

25. BROKERS.     Landlord and Tenant recognize Dean Topping & Company,
Charles E. Smith Commercial Realty and LPC Commercial Services, Inc. (collectively, the "Brokers") as the sole brokers with respect to this Lease and Landlord agrees to be responsible for the payment of any leasing commissions owed to the aforesaid Brokers in accordance with the terms of separate commission agreements entered into between Landlord and each of said Brokers. Landlord and Tenant each represents and warrants to the other that, except for the Brokers, no other broker has been employed in carrying on any negotiations relating to this Lease and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

26. ENVIRONMENTAL CONCERNS.

         a. Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.

         b. Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws, by Tenant, its agents, employees, contractors or invitees. The provisions of this Section 26 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.

         c. As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

                  (i) those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;

                 (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (of any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

                (iii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C. Section 1321) or listed pursuant to Section of the Clean Water Act (33 U.S.C. Section
         1317); (E) flammables or explosives; or (F) radioactive materials.

         d. All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the "Environmental Laws".

27. LANDLORD'S LIEN. To secure the payment of all Annual Base Rent and Additional Rent due and to become due hereunder and to assure the faithful performance of all of the other covenants of this Lease required to be performed by Tenant, Landlord shall continue to possess its statutory and common law liens provided under Virginia law. Notwithstanding the foregoing, Landlord agrees to subordinate its statutory and common law liens to the lien of any purchase money mortgage or deed of trust securing a loan made by a bank or other institutional lender to Tenant, the proceeds of which are used by Tenant to purchase equipment and personalty used by Tenant in the operation of its business in the Premises. No equipment which is leased (rather than owned) by Tenant shall be subject to the Landlord's lien described in this Section 27.

28. ROOFTOP COMMUNICATIONS EQUIPMENT.

         a. Tenant shall have the non-exclusive right to use a portion of the roof of the Building designated by Landlord in Landlord's sole discretion for the installation of one (1) of the following types of equipment: satellite dish, antenna and/or telecommunications and fiber optic equipment (collectively, the "Communications Equipment"), provided that (i) the Communications Equipment sought to be installed by Tenant is permitted under, and conforms to the requirements of, the laws, rules and regulations of the Town of Herndon, Virginia, Fairfax County, the Commonwealth of Virginia and any other governmental or quasi-governmental authorities having appropriate jurisdiction over the Building; (ii) Tenant obtains and maintains all permits, licenses, variances, authorizations and approvals that may be required in order to install such Communications Equipment; (iii) Tenant shall obtain insurance coverages reasonably required by Landlord relating to the installation and operation of such Communications Equipment; (iv) Tenant shall install any screen or other covering for the Communications Equipment that Landlord may require in order to camouflage or conceal the Communications Equipment; (v) Landlord shall have approved in its sole discretion the dimensions and specifications for the Communications Equipment, and the proposed method of attaching the Communications Equipment to the roof of the Building; (vi) the diameter of any Communications Equipment installed by Tenant shall not exceed twenty-four (24) inches; (vii) Landlord's engineer determines in its reasonable discretion that the portion of the roof on which Tenant desires to install the Communications Equipment is capable of bearing the weight of the Communications Equipment; and (viii) Landlord's engineer determines in its reasonable discretion that there is space available on the roof of the Building to accommodate Tenant's Communication Equipment. Tenant shall pay to Landlord monthly rent for the roof rights provided to Tenant in this Section 28 ("Communications Rent") in an amount equal to Two Hundred Fifty Dollars ($250.00). Communications Rent hereunder shall be increased as of the first day of the second (2nd) Lease Year and each Lease Year thereafter during the Term by an amount equal to three percent (3%) of the Communications Rent in effect during the last calendar month of the previous Lease Year. Communications Rent shall be paid by Tenant, in advance, beginning on the date on which Tenant installs the Communications Equipment, and thereafter on the first day of each and every calendar month of the Term during which such Communications Equipment is located on the roof of the Building.

         b. Prior to or contemporaneous with requesting Landlord's approval of the installation of any Communications Equipment, Tenant shall provide to Landlord: (i) plans and specifications for the Communications Equipment; (ii) copies of all required governmental and quasi-governmental permits, licensees, special zoning variances, and authorizations, all of which Tenant shall obtain at its own cost and expense; and (iii) a policy or certificate of insurance evidencing such insurance coverage as may reasonably be required by Landlord for the installation, operation and maintenance of the Communications Equipment and sufficient to cover, INTER ALIA, the indemnities from Tenant to Landlord provided in the Lease relating to the installation, maintenance, operation and removal of the Communications Equipment. Landlord may withhold its approval of the installation of the Communications Equipment if Landlord reasonably believes that the installation, operation or removal of the Communications Equipment may (A) damage the structural integrity of the Building or void any warranty or guaranty applicable to the roof or Building; (B) cause the violation of any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building; or (C) interfere with the use or operation of any antenna or other communications device of any other tenant in the Building, which has been installed or previously approved for installation by Landlord. Landlord may require as a precondition to its approval of the installation of the Communications Equipment that Tenant (or, at Landlord's option, Landlord), at Tenant's sole cost and expense, install additional structural support (in a manner determined by Landlord's engineer in its sole discretion) to the portion of the roof on which Tenant desires to install the Communications Equipment. Tenant shall not be entitled to rely on any such approval as being a representation by Landlord that such installation and operation is permitted by or in accordance with any zoning ordinance or other governmental or quasi-governmental law, rule or regulation applicable to the Building.

         c. Landlord shall be provided with access to the roof of the Building, including the portion of the roof on which the Communications Equipment is located, in order to inspect the Communications Equipment and roof to determine, INTER ALIA, if the Communications Equipment is causing damage to the roof or any other part of the Building and/or to repair the roof or remove or relocate the Communications Equipment. Landlord, at its sole option and discretion, may require Tenant, at any time prior to the expiration of the Lease, to terminate the operation of the Communications Equipment if it is causing physical damage to the structural integrity of the Building or voids any warranty or guaranty applicable to the roof or the Building, or interfering with any satellite dish, antennae or other telecommunications device being operated (or approved by Landlord for operation) as of the Commencement Date, on the roof or elsewhere in the Building by any tenant in the Building or other licensee authorized by Landlord, or causing the violation of any condition or provision of the Lease or any governmental or quasi-governmental law, rule or regulation (now or hereafter in effect) applicable to the Building. If, however,

Tenant can correct the damage or cure such violation to Landlord's reasonable satisfaction within sixty (60) days after receipt of written notice from Landlord, Tenant may restore its operation so long as Tenant promptly commences to cure such damage and/or cure such violation and diligently pursues such cure to completion.

         d.      Tenant acknowledges that the rights contained in this
Section 28 are non-exclusive, and that Landlord may grant such rights to any other tenant in the Building or any other licensee of Landlord's choice (whether or not such licensee is a tenant of the Building). Tenant expressly acknowledges that it may not (i) license or otherwise permit third parties to install on the roof of the Building or anywhere else in the Premises, any Communications Equipment; or (ii) permit any third party to use any portion of the roof for any purpose whatsoever. The breach of this provision shall constitute a default under this Lease.

         e. At the expiration or earlier termination of the Lease, Tenant, at Tenant's sole cost, shall remove the Communications Equipment and all cabling and other equipment relating thereto from the Building, and Tenant shall restore the area where the Communications Equipment was located to its condition existing prior to such installation in a manner and with materials determined by Landlord. In the event Tenant fails to promptly do so, Tenant hereby authorizes Landlord to remove the Communications Equipment and restore the area of the roof and the other portions of the Building affected thereby, and charge Tenant for all reasonable costs and expenses incurred in connection therewith. Tenant's obligation to perform and observe this covenant shall survive the expiration or earlier termination of the Term of the Lease.

         f. Tenant covenants and agrees that the installation, operation and removal of the Communications Equipment will be at its sole cost and risk. Tenant covenants and agrees absolutely and unconditionally to indemnify, defend and hold Landlord harmless from and against all claims, actions, damages, liability, judgments, settlements, costs and expenses (including reasonable attorneys' fees and expenses) suffered or sustained by Landlord arising out of the installation, operation, maintenance or removal of the Communications Equipment, including without limitation any loss or injury resulting from transmissions from the Communications Equipment, unless resulting directly from the gross negligence or intentionally wrongful acts or omissions of Landlord or any agent or employee of Landlord.

         g. The rights contained in this Section 28 are personal to Universal Access, Inc. and may not be exercised by any subtenant, licensee or, except for a Permitted Transferee, assignee of Tenant.

29. EXTERIOR SIGNAGE. Tenant shall have the non-exclusive right to install, at Tenant's sole cost and expense, a sign bearing Tenant's name (the "Exterior Sign") on the exterior of the Building, in the location shown on the attached EXHIBIT E. All attributes of the Exterior Sign, including without limitation size, materials and color, shall be subject to Landlord's prior approval, which shall not be unreasonably withheld, conditioned or delayed; provided, however, in no event shall any aspect of the Exterior Sign, including without limitation the size of Tenant's name or logo thereon, be larger than the dimensions shown on the attached EXHIBIT E-1. Prior to installing the Exterior Sign, Tenant shall submit to Landlord for its approval a drawing of the Exterior Sign, which drawing shall specify the size, materials, color and other attributes of the Exterior Sign which Tenant desires to install. Tenant's right to install the Exterior Sign shall be subject to Tenant's receipt of all necessary permits and governmental approvals for such installation; provided that the failure to obtain such permits or approvals shall not affect the Lease (or Tenant's obligations hereunder) in any way. The exact placement of the Exterior Sign on the Building shall be subject to Landlord's approval regarding structural support issues. Tenant shall be solely responsible for obtaining and maintaining all permits and governmental approvals necessary for the installation and operation of the Exterior Sign. Tenant shall be responsible for repairing and maintaining the Exterior Sign installed by Tenant in a first-class condition throughout the Term. The Exterior Sign shall be installed by a licensed contractor reasonably acceptable to Landlord using a mounting procedure approved by Landlord in its reasonable discretion exercised in good faith. Tenant shall cause its insurance carrier to include the Exterior Sign in the coverage required to be obtained by Tenant pursuant to Section 12, above. The right to install the Exterior Sign shall be personal to Universal Access, Inc.; provided that, upon the assignment of the Lease to a Permitted Transferee and the removal of the then-existing Exterior Sign by Tenant, such Permitted Transferee shall be permitted to install an Exterior Sign, such installation to be undertaken subject to, and in accordance with, the provisions of this Section 29. Tenant agrees to indemnify Landlord and hold it harmless from and against all claims, damage or liability (including reasonable attorneys' fees) sustained or suffered by Landlord arising out of or related to the installation, maintenance or removal of the Exterior Sign, except to the extent such claims or liability results from the negligence or willful misconduct of Landlord, its employees or agents. Tenant shall remove the Exterior Sign at the end of the Term and shall restore the portions of the Building affected by such removal to their condition immediately prior to the installation of such signs, reasonable wear and tear and casualty excepted.

30. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth in EXHIBIT F attached hereto and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord for all tenants of the Building; and Tenant shall be given five (5) days' written notice of any such additions and modifications. Each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant. The rules and regulations shall be uniformly applied by Landlord as against all tenants in the Building.

31. QUIET ENJOYMENT. Landlord covenants that, if Tenant is not in default hereunder, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises without disturbance from Landlord or any party claiming by or through Landlord, subject to the terms of this Lease.

32. MISCELLANEOUS PROVISIONS.

         a. Time is of the essence with respect to all of Tenant's obligations under this Lease.

         b. The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any prior or subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such prior breach at the time of acceptance of such rent.

         c. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorneys' fees.

         d. Except as expressly otherwise provided in this Lease, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and to their heirs, successors, representatives, executors, administrators, transferees and assigns. The term "Landlord," as used herein, shall mean only the owner of the Building and the Land or of a lease of the Building and the Land, at the time in question, so that in the event of any transfer or transfers of title to the Building and the Land, or of Landlord's interest in a lease of the Building and the Land, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing subsequent to such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

         e. At Landlord's request, Tenant will execute a memorandum of this Lease in recordable form setting forth such provisions hereof as Landlord deems desirable. Further, at Landlord's request, Tenant shall acknowledge before a notary public its execution of this Lease, so that this Lease shall be in form for recording. The cost of recording this Lease or memorandum thereof shall be borne by Landlord.

         f. Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, shall be limited to such estate and property of Landlord in and to the Land and the Building. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building and no property owned by any partner of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.

         g. Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Land or the Premises except as herein expressly set forth.

         h. Landlord and Tenant shall be excused from performing an obligation or undertaking provided for in this Lease so long as such performance is prevented or delayed, retarded or hindered by an Act of God, force majeure, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain, requisition, laws orders of government, or of civil, military or naval authorities, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord or Tenant, as applicable, including reasonable delays for adjustments of insurance (collectively, "Force Majeure"); provided, however, that no such event or cause shall relieve Tenant of its obligations hereunder to make full and timely payments of Rent as provided herein.

         i. Tenant hereby elects domicile at the Premises for the purpose of service of all notices, writs of summons or other legal documents or process in any suit, action or proceeding which Landlord or any mortgagee may undertake under this Lease.

         j. Landlord shall not be liable to Tenant for any damage caused by other tenants or persons in the Building or caused by operations of others in the construction of any private, public or quasi-public work.

         k. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the sole effect of such finding shall be that Landlord shall be deemed to have given its consent or approval, but Landlord shall not be liable to Tenant in any respect for money damages or expenses incurred by Tenant by reason of Landlord having withheld its consent. Nothing contained in this paragraph shall be deemed to limit Landlord's right to give or withhold consent unless such limitation is expressly contained in the paragraph to which such consent pertains.

         L. If any governmental entity or authority hereafter imposes a tax or assessment upon or against any of the rent or other charges payable by Tenant to Landlord hereunder (whether such tax takes the form of a lease tax, sales tax or other tax), Tenant shall be responsible for the timely payment thereof. Unless Landlord and Tenant otherwise agree in writing with respect to the payment thereof, Tenant shall pay the applicable tax to Landlord in monthly installments on the date upon which Tenant pays to Landlord the installments of Monthly Base Rent due under this Lease.

         M. This Lease and the Exhibits hereto constitute the entire agreement between the parties, and supersedes any prior agreements or understandings between them. This Lease is not effective until executed and delivered by Landlord and Tenant and approved by any current mortgagee of the Building and/or the Land. The provisions of this Lease may not be modified in any way except by written agreement signed by both parties.

         N. This Lease shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, duly authorized representatives of Landlord and Tenant have executed this Deed of Lease under seal on the day and year first above written.


                                    LANDLORD:

                                    HERNDON LINCOLN I LLC, a Delaware limited liability company

                                    By: Lincoln-Herndon LLC, a Delaware limited
                                        liability company, its Managing Member

                                        By: Lincoln Investors Group 2, Inc., a
                                            Texas corporation, its Managing
                                            Member

WITNESS:

/s/ Barbara Murphy                      By: /s/ William Hickey Jr.
------------------------------          Name: William Hickey Jr.
                                        Title: Vice President


                                    TENANT:
WITNESS:
                                    UNIVERSAL ACCESS, INC., a Delaware
                                    corporation


                                     By: /s/ Patrick Shutt
/s/ Robert Brown                     Name: Patrick Shutt
-----------------------              Title: CEO



                                             LIST OF EXHIBITS

                           EXHIBIT A:        Floor Plan of Premises
                           EXHIBIT B:        Work Agreement
                           EXHIBIT C:        Declaration of Commencement Date
                           EXHIBIT D:        Location of Reserved Parking Spaces
                           EXHIBIT E:        Location of Exterior Sign
                           EXHIBIT E-1:      Dimensions of Exterior Sign
                           EXHIBIT F:        Rules and Regulations

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES


                                    [Attach]

                                    EXHIBIT B

                                 WORK AGREEMENT


         This Work Agreement (the "Work Agreement") is attached to and made a part of that certain Deed of Lease (the "Lease") dated April ___, 2000, by and between HERNDON LINCOLN I LLC, as landlord ("Landlord") and UNIVERSAL ACCESS, INC., as tenant ("Tenant") for the premises (the "Premises") described therein in the building known as 13900 Lincoln Park Drive, Herndon, Virginia (the "Building"). It is the intent of this Work Agreement that Tenant shall be permitted freedom in the design and layout of the Premises, consistent with applicable building codes and requirements of law, including without limitation the Americans With Disabilities Act, and with sound architectural and construction practice in first-class office buildings, provided that neither the design nor the implementation of the Tenant Improvements (hereinafter defined) shall cause any interference to the operation of the Building's HVAC, mechanical, plumbing, life safety, electrical or other systems or to other Building operations or functions, nor shall they increase maintenance or utility charges for operating the Building. Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Lease. In the event of any conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail for the purposes of design and construction of the Tenant Improvements.

         A.       BASE BUILDING AND LEASEHOLD IMPROVEMENTS.

                  1. BASE BUILDING. Landlord, at Landlord's sole cost and expense, shall construct on the Land, the base Building improvements (the "Base Building Improvements") described in the plans and specifications listed on SCHEDULE B-1 attached hereto and incorporated herein by reference (the "Base Building Plans"). Landlord reserves the right to make changes to the Base Building Plans, provided however, that the quality and finish of the Base Building, as constructed, shall be consistent with the level of quality and finish set forth in the Base Building Plans. The Base Building shall be constructed in a workmanlike manner by a general contractor and subcontractors selected by Landlord in its sole discretion.

                  2. LANDLORD IMPROVEMENTS. Landlord, at Landlord's sole cost and expense, shall construct and install the components of the Building located within the Premises, or provided for the benefit of the Premises, as are shown on SCHEDULE B-2 (the "Landlord Improvements"). The Landlord Improvements shall be constructed in a workmanlike manner by a general contractor and subcontractors selected by Landlord in its sole discretion.

                  3. TENANT IMPROVEMENTS. Landlord shall furnish and install in the Premises in accordance with the terms of this Work Agreement, the improvements set forth in the Tenant's Plans (hereinafter defined) which have been approved by Landlord in accordance with Paragraph B-2, below (the "Tenant Improvements"). The parties agree that (a) no furniture (including systems furniture) or equipment shall be included in the Tenant Improvements; and (b) no delay by Landlord or Tenant in installing Tenant's furniture (including systems furniture) or equipment in the Premises shall delay or otherwise affect the Commencement Date under the Lease. The costs of all design, space planning, and architectural and engineering work for or in connection with the Tenant Improvements, including without limitation all drawings, plans, specifications, permits or other approvals relating thereto, and all insurance, bonds and other requirements and conditions hereunder, and all costs of demolition and construction, including supervision thereof, shall be at Tenant's sole cost and expense, subject to the application of the Improvement Allowance in accordance with the terms of this Work Agreement.

         B.       PLANS AND SPECIFICATIONS

                  1. SPACE PLANNER. Tenant has retained the services of The Architects Partnership, Ltd. (the "Space Planner"), who will design the Premises and prepare the Contract Documents (hereinafter defined). The Space Planner shall meet with the Construction Supervisor (hereinafter defined) from time to time to obtain information about the Building and to insure that the improvements envisioned in the Contract Documents do not interfere with and/or adversely affect the Building or any systems therein. The Space Planner and the Engineers (hereinafter defined), shall prepare all plans and specifications described in Paragraph B.2, below, in conformity with the base Building plans and systems, and the Space Planner shall coordinate its plans and specifications with the Engineers and the Construction Supervisor. All fees of the Space Planner and the Engineers shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.

                  2. ENGINEERS. Tenant shall retain the services of mechanical, electrical, plumbing and structural engineers approved by Landlord in its reasonable discretion (the "Engineers") to: (i) design the type, number and location of all mechanical systems in the Premises, including without limitation the heating, ventilating and air conditioning system therein, and to prepare all of the mechanical plans; (ii) assist Tenant and the Space Planner in connection with the electrical design of the Premises, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans; (iii) assist Tenant and the Space Planner in connection with plumbing-related issues involved in designing the Premises and to prepare all of the plumbing plans; (iv) assist Tenant and the Space Planner in connection with the structural elements of the Space Planner's design of the Premises and to prepare all the structural plans. All fees of the Engineers shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.

                  3.       TIME SCHEDULE.

                           a.       On or before April 4, 2000, Tenant shall
have furnished to Landlord for its review and approval a proposed detailed space plan for the Tenant Improvements (the "Final Space Plan") prepared by the Space Planner, in consultation with the Construction Supervisor and the Engineers. The Final Space Plan shall contain the information and otherwise comply with the requirements therefor described in SCHEDULE B-3 attached hereto. Landlord shall advise Tenant of Landlord's approval or disapproval of the Final Space Plan tendered by Tenant within seven (7) days after Tenant submits the Final Space Plan to Landlord. In the event Landlord disapproves the Final Space Plan, Landlord shall specify its reasons for such disapproval. Tenant shall revise the proposed Final Space Plan to the extent reasonably necessary meet Landlord's objections, if any, and resubmit the Final Space Plan to Landlord for its review and approval within five (5) days after Landlord notifies Tenant of Landlord's objections, if any.

                           b.       On or before April 30, 2000, Tenant shall
furnish to Landlord for its review and approval, all architectural plans, working drawings and specifications (the "Contract Documents") necessary and sufficient (i) for the construction of the Tenant Improvements in accordance with the Final Space Plan; and (ii) to enable the Contractor (hereinafter defined) to obtain a building permit for the construction of the Tenant Improvements. The Contract Documents shall (A) contain the information and otherwise comply with the requirements therefore described in SCHEDULE B-4 attached hereto; and (B) incorporate into the Tenant Improvements the Building standard materials set forth on SCHEDULE B-5 attached hereto (the "Building Standard Materials"). Landlord shall advise Tenant of Landlord's approval or disapproval of the Contract Documents, or any of them, within ten
(10) days after Tenant submits the Contract Documents to Landlord, and in the event Landlord disapproves same, Landlord shall specify its reasons for such disapproval. Tenant shall revise the Contract Documents to the extent reasonably necessary meet Landlord's objections, if any, and resubmit the Contract Documents to Landlord for its review and approval within five (5) business days after Landlord notifies Tenant of Landlord's objections, if any. Notwithstanding anything herein to the contrary, approval by Landlord of the Contract Documents shall not constitute an assurance by Landlord that the Contract Documents: (A) satisfy applicable code requirements, (B) are sufficient to enable the Contractor to obtain a building permit for the undertaking of the Tenant Improvements in the Premises, or (C) will not interfere with, and/or otherwise adversely affect, base Building systems; provided, however, that if the Contract Documents must be revised for such reasons, or otherwise, such revisions shall be at Tenant's cost and any delay arising in connection therewith shall constitute a "Tenant Delay" (hereinafter defined).

                           c.       In the event that: (i) Landlord fails to
approve or reject the Final Space Plan within seven (7) days of Tenant's submission of same to Landlord (pursuant to Section 3.a, above), or (ii) Landlord fails to approve or reject the Contract Documents within ten (10) days after Tenant's submission of same to Landlord (pursuant to Section 3.b, above), Tenant shall have the right to deliver to Landlord (at the address set forth in Section 1.g, above, provided that such notice shall also name "Neil Alt" as an addressee thereof), a written notice (the "Plans Approval Notice") advising Landlord that Landlord has failed to timely approve the Final Space Plan or the Contract Documents, as the case may be in accordance with Paragraphs B.3 of the Work Agreement. The Plans Approval Notice shall state, in bold letters, the following:

                  "FAILURE BY LANDLORD TO APPROVE OR REJECT THE FINAL SPACE
                   PLAN OR THE CONTRACT DOCUMENTS (AS APPLICABLE) WHICH WAS PREVIOUSLY TENDERED BY UNIVERSAL ACCESS, INC. ("TENANT"), WITHIN FIVE (5)BUSINESS DAYS AFTER LANDLORD'S RECEIPT HEREOF MAY RESULT IN LANDLORD'S HAVING TO ABATE RENT PURSUANT TO SECTION 3.C OF TENANT'S LEASE OF PREMISES AT 13900 LINCOLN PARK DRIVE, HERNDON, VIRGINIA."

In the event that Landlord fails to approve or reject the Final Space Plan or Contract Documents described in the Plans Approval Notice, by the date (the "Final Approval/Rejection Date") which is five (5) business days after Landlord's receipt of the Plans Approval Notice (which notice contains the language set forth above), and as a result of such delay by Landlord, the Tenant Improvements are not substantively completed by October 1, 2000 (extended day-for-day by Tenant Delay or Force Majeure), then in such event, for each day after the Final Approval/Rejection Date that Landlord fails to approve or reject the Final Plan or the Contract Documents, as applicable, Tenant shall be entitled to receive, after the Commencement Date, an abatement of one day of Annual Base Rent under the Lease.

                           d.       Within two (2) business days after
Landlord approves the Contract Documents, the Space Planner shall deliver to Landlord (i) a reasonable number of "permit sets" of the Contract Documents; and (ii) a reasonable number of sets of the Contract Documents for delivery to the Approved Bidders (hereinafter defined) for review and pricing.

                           e.       The Final Space Plan and the Contract
Documents are referred to collectively herein as the "Tenant's Plans." All approvals by Landlord hereunder shall be in Landlord's reasonable discretion, except to the extent that any proposed Tenant Improvement affects or alters the base Building or any base Building system, in which event Landlord's approval or rejection of such Tenant Improvement shall be made by Landlord in its sole discretion.

                           f.       The Tenant's Plans shall be prepared in
accordance with a Data Cadd or convertible DXF format for working drawings in conformity with the base Building plans and systems and


                              EXHIBIT B, PAGE 2
with information furnished by and in coordination with the Construction Supervisor and Engineers. Tenant's Plan shall comply with all applicable building codes, laws and regulations (including without limitation the Americans With Disabilities Act), shall not interfere with or require any changes to or modifications of the base Building's HVAC, mechanical, electrical, plumbing, life safety or other systems or to other Building operations or functions, and shall not increase maintenance or utility charges for operating the Building in excess of the standard requirements for normal first-class office buildings in the Herndon, Virginia area.

                  4. BASE BUILDING CHANGES. If Tenant requests work to be done in the Premises or for the benefit of the Premises that necessitates revisions or changes in the design or construction of the base Building or Building systems, any such changes shall be subject to prior written approval of Landlord, in its sole discretion, and Tenant shall be responsible for all costs and delays resulting from such design revisions or construction changes, including architectural and engineering charges, and any special permits or fees attributed thereto. Before any such design and/or construction changes are made, Tenant shall pay to Landlord the full costs incurred by Landlord in connection with such changes including without limitation the Construction Supervision Fee (hereinafter defined) attributable thereto.

                  5.       CHANGES.

                           a.       In the event that Tenant requests any
changes to the Final Space Plan or the Contract Documents after Landlord has approved same, or if it is determined that the Contract Documents prepared in accordance with the Final Space Plan deviate from the requirements of applicable law, do not utilize the Building Standard Materials, or interfere with, and/or otherwise adversely affect, base Building systems, Tenant shall be responsible for all costs and expenses and for all delay resulting therefrom, including without limitation costs or expenses relating to (i) any additional architectural or engineering services and related design expenses,
(ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, or (iv) removal or alteration of work or plans completed or in process. In addition, Tenant shall pay Landlord or, at Landlord's direction, the Construction Supervisor (hereinafter defined), a change order fee equal to three percent (3%) of any costs or expenses charged in connection with a change or modification of the Contract Documents. In those instances in which such proposed revision results from a change voluntarily requested by Tenant, upon the completion of such revised working drawings and specifications, Landlord shall notify Tenant in writing of the cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall within three (3) business days after receipt of Landlord's notice of cost increase notify Landlord in writing whether Tenant desires to proceed with such change, addition or deletion. In the absence of (A) such written authorization and payment in full of the total costs of such change, addition or deletion or (B) written notice by Tenant that it has elected not to proceed with proposed the change(s), Landlord shall not be obligated to continue work on construction of the Tenant Improvements and may suspend work and Tenant shall be chargeable with any and all delays in the completion of the Premises resulting therefrom. Landlord shall notify Tenant in writing of any changes to the Final Space Plan or the Contract Documents required by Landlord after such plan and/or documents have been approved by Landlord which it determines are necessitated by the deviation of such plan and/or documents from applicable code requirements, and Landlord shall notify Tenant of the additional cost to Tenant resulting from any such required change(s).

                           b.       No changes shall be made to the Contract
Documents without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed except to the extent such change affects the base Building or Building systems; provided, however, that Landlord shall not be obligated to approve any such change or modification which, in Landlord's reasonable opinion, will cause an unreasonable delay in the completion of the Tenant Improvements or any cost or expense to Landlord in the performance of the Tenant Improvements. Landlord shall not be responsible for delay in occupancy by Tenant, nor shall the Commencement Date be delayed, because of any changes to the Final Space Plan or the Contract Documents after approval by Landlord, or because of delay caused by or attributable to any deviation from applicable code requirements contained in the Contract Documents. Tenant shall be required to pay the costs incurred in connection with any changes to the Contract Documents or Final Space Plan to Landlord, in full, within ten (10) days after invoice.

                  6. DEADLINES. Tenant acknowledges that it is vital that it meet all of the schedule deadlines set forth herein in order to allow Landlord sufficient time to review the Tenant's Plans, estimate costs, and to substantially complete the work within the contemplated time frame. The foregoing deadlines are required to be met even if certain deadlines occur prior to the date the Lease is executed.

         C.       COST OF TENANT IMPROVEMENTS

                  1. CONSTRUCTION COSTS. All costs of design and construction of the Tenant Improvements, including without limitation the costs of all space planning, architectural and engineering work related thereto; all governmental and quasi-governmental approvals and permits required therefor; all demolition costs; all direct and indirect construction costs (the "Hard Costs"); insurance, bonds and other requirements; and any changes and the Construction Supervision Fee (collectively, "Construction Costs"), shall be paid by Tenant, subject, however, to the application of the Improvement Allowance described in Paragraph C.2 below, not previously disbursed pursuant to this Work Agreement (the "Available Allowance").

                  2. IMPROVEMENT ALLOWANCE. Provided that Tenant has fully performed all of its obligations under this Work Agreement and the Lease, Landlord agrees to provide to Tenant an allowance (the "Improvement Allowance") in the amount of One Million One Hundred Seventy-Four


                              EXHIBIT B, PAGE 3

Thousand Seven Hundred Fifty-Six Dollars ($1,174,756.00) (or Twenty-Eight Dollars ($28.00) per rentable square foot of the Premises), to be applied solely to the Construction Costs. Notwithstanding the foregoing, up to Two Hundred Fifty-One Thousand Seven Hundred Forty-Two Dollars ($251,742.00) (or $6.00 per rentable square foot of the Premises) of the Improvement Allowance may be used by Tenant to pay for space planning, architectural and engineering services, cabling, wiring, telephone equipment, and, the Construction Management Fee (hereinafter defined). Subject to the provisions of Paragraph C.3, below, the Construction Costs shall be paid by Landlord to the extent of, and shall be deducted by Landlord from, the Available Allowance, as invoices therefor are rendered to Landlord as and when Construction Costs are actually incurred by Tenant; provided, however, that Landlord shall have received partial lien waivers and such other documentation as Landlord may require from the party requesting such payment.

                  3. COSTS EXCEEDING AVAILABLE ALLOWANCE. All Construction Costs outstanding upon exhaustion of the Improvement Allowance shall be borne exclusively by Tenant, and Tenant agrees to indemnify Landlord from and against any such costs. All amounts payable by Tenant pursuant to this Work Agreement shall be deemed to be Additional Rent for purposes of the Lease. If required by Landlord, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant has sufficient funds available to pay all Construction Costs in excess of the Improvement Allowance.

         D.       CONSTRUCTION

                  1. SELECTION OF GENERAL CONTRACTOR. Once Landlord has approved the Contract Documents, Landlord shall prepare a bid package containing such requirements as Landlord, in its reasonable discretion, shall determine and shall submit the Contract Documents to at least three (3) general contractors selected by Landlord and approved by Tenant, such approval not to be unreasonably withheld (the "Approved Bidders"), in order to obtain from such Approved Bidders market rate, fixed price bids (the "Bid Price") for the contract for construction of the Tenant Improvements. Within three (3) business days after Landlord receives bids from those Approved Bidders which timely submit conforming bids, Tenant shall (a) discuss with the Approved Bidders the bids they submitted; (b) select the contractor ("Contractor") which will undertake construction of the Tenant Improvements from among the Approved Bidders submitting conforming bids; and (c) instruct Landlord to enter into the Construction Contract (hereinafter defined) and begin construction of the Tenant Improvements.

                  2. CONSTRUCTION SUPERVISION. All Tenant Improvements shall be performed by the Contractor selected in accordance with this Work Agreement. Landlord shall retain LPC Commercial Services, Inc. ("Construction Supervisor") as Landlord's construction supervisor in connection with the construction of the Tenant Improvements, and Tenant shall pay the Construction Supervisor a construction supervision fee ("Construction Supervision Fee") equal to (a) three percent (3%) of the first $1,174,796.00 of Hard Costs incurred in connection with the Tenant Improvements, and (b) one and one-half percent (1 1/2%) of Hard Costs incurred in connection with the Tenant Improvements in excess of $1,174,796.00, to cover the costs of coordination and supervision of the Tenant Improvements work. The
Construction Supervision Fee shall be deducted from the Improvement Allowance.

                  3. TENANT INSPECTION. Tenant is authorized by Landlord to make periodic inspections of the Premises during construction during reasonable business hours, provided Tenant is accompanied by a representative of Landlord or the Contractor.

                  4.       DELAYS.

                           a.       If Landlord shall be delayed in
substantially completing the Landlord Improvements or the Tenant Improvements or in delivering the Premises to Tenant, as a result of any act, neglect, failure or omission of Tenant, its employees or agents (including without limitation the Space Planner and any contractor or subcontractor employed by Tenant performing work at the Premises), including any of the following, such delay shall be deemed a "Tenant Delay": (1) Tenant's failure to timely furnish to Landlord the Final Space Plan or the Contract Documents; (2) Tenant's failure to timely furnish to Landlord a revised Final Space Plan or Contract Documents after objection by Landlord; (3) Tenant's delay in submitting or approving any other drawings, plans or specifications; (4) Tenant's failure, within three (3) business days after request therefor, to provide Landlord with any other information requested by Landlord for the purpose of completing the Tenant's Plans or the ordering of materials or the letting of bids for the Tenant Improvements; (5) any change by Tenant (to the extent such change is permitted by this Work Agreement) in the Contract Documents after Landlord has approved same; furnished by Tenant; (6) installation of Tenant's telephone and/or other communications systems; (7) any Change Orders (hereinafter defined) or direction by Tenant that Landlord hold up proceeding or continuing with a segment of the Tenant Improvements preliminary to a possible Change Order or for any other reason; (8) Long Lead Items (hereinafter defined); or (9) any delay in completing the Tenant Improvements resulting from the Contract Documents: (a) being incomplete, inaccurate or otherwise deficient, or (b) deviating from the Final Space Plan, applicable code requirements and/or any Legal Requirements (hereinafter defined). In any such event, such delay or delays shall not postpone or defer the Commencement Date, or Tenant's obligation to pay Rent as of the Commencement Date, but the Commencement Date shall occur on the day when it would otherwise have occurred if such delay or delays had not occurred, and the period of time for the substantial completion of the Premises shall be extended for a period of time equal to the number of days of such delay or delays. In addition, Tenant shall pay to Landlord all additional costs incurred by Landlord resulting from any Tenant Delay, including without limitation delay damages to the Contractor under the contract for the construction of the Tenant Improvements (the "Construction Contract"). Any such sums shall be paid to Landlord within ten (10) days after demand therefor by Landlord. Any costs payable by Tenant to Landlord hereunder may be


                              EXHIBIT B, PAGE 4
satisfied from the Improvement Allowance and shall be deemed to be Additional Rent under the Lease, and in the event of any default by Tenant in any payment thereof, Landlord shall (in addition to all other rights and remedies) have the same rights and remedies arising under the Lease in the event of an Event of Default regarding the payment of Rent. As used herein, the term "Change Order" shall mean any change in the Tenant's Plans and/or the work included within the Tenant Improvements which results in an amendment to or modification of the Construction Contract, including without limitation Change Orders which: (i) arise out of a request by Tenant to modify the Tenant's Plans or to otherwise change the scope of the work included within the Tenant Improvements; (ii) are required because the Contract Documents are incomplete, inaccurate or otherwise deficient, or deviate from the Preliminary Plan or the Final Space Plan approved by Landlord or from applicable code requirements and/or any Legal Requirements; and/or (iii) are required because certain work performed or to be performed in the Premises (and shown in the Tenant's Plans) deviates from any applicable Legal Requirements. All Change Orders must be submitted to Landlord for its approval in its reasonable discretion; provided however, if Change Orders involve construction which involves structural changes to the Building or the modification of any base Building systems, such approval by Landlord shall be in its sole discretion. As used herein, the term "Long Lead Item" shall mean any component of the Tenant Improvements which is not readily available in reasonable quantities in the metropolitan Washington, D.C. area or which requires a long term lead time for procurement or installation. As used herein, the term "Legal Requirements" shall mean any laws, ordinances, regulations and orders of the United States of America, the County of Fairfax, the Commonwealth of Virginia and any other governmental authority with jurisdiction over the Building or the construction of the Tenant Improvements.

                           b.       If Landlord has substantially completed
all of the Tenant Improvements, as certified by Landlord's architect or the Construction Supervisor, except for Tenant Improvements constituting Long Lead Items, then the Tenant Improvements shall be deemed to be substantially completed and the Commencement Date shall not be delayed. After delivery of such materials for the items of Tenant Improvements, Landlord shall proceed with due diligence to install such materials and to complete all other portions of the Tenant Improvements that could not be completed until after the installation of such items of Tenant Improvements.

         E. ACCEPTANCE OF PREMISES. Approximately three (3) days prior to the delivery of possession of the Premises to Tenant, Landlord, Tenant and the Contractor shall make an inspection of the Premises to determine that (1) the Landlord Improvements have been substantially completed by Landlord; and
(2) the construction and installation of the Tenant Improvements has been completed in accordance with the Tenant's Plans and to prepare a "Punch List" of work requiring correction or completion by Landlord. Subject to Unavoidable Delays, Landlord shall correct or complete all Punch List items within forty-five (45) days after the Commencement Date.

         F. CONTRACTOR'S RULES AND REGULATIONS. Tenant's contractors, subcontractors and vendors may not enter the Building to perform any work or installations prior to the Commencement Date without Landlord's prior written consent in accordance with the provisions of Section 2c of the Lease. If Landlord consents to such entry, each contractor, subcontractor or vendor shall observe all rules and regulations (the "Construction Rules and Regulations") promulgated by Landlord in connection with the performance of work in the Building, attached hereto as SCHEDULE B-6.

         G. TENANT'S AGENT. Tenant hereby designates Robert M. Brown, whose address is c/o Universal Access, Inc., 100 North Riverside Plaza, Suite 2200, Chicago, Illinois 60609 and whose telephone number is (312) 660-5059, to act as Tenant's agent for purposes of authorizing and executing any and all documents, workletters or other writings and changes thereto needed to effect this Work Agreement, and any and all changes, additions or deletions to the work contemplated herein, and Landlord shall have the right to rely on any documents executed by such authorized party.

                                LIST OF SCHEDULES

                      SCHEDULE B-1   BASE BUILDING PLANS AND SPECIFICATIONS
                      SCHEDULE B-2   LANDLORD WORK
                      SCHEDULE B-3   REQUIREMENTS FOR FINAL SPACE PLAN
                      SCHEDULE B-4   REQUIREMENTS FOR CONTRACT DOCUMENTS
                      SCHEDULE B-5   LIST OF BUILDING STANDARD MATERIALS
                      SCHEDULE B-6   CONSTRUCTION RULES AND REGULATIONS

                              EXHIBIT B, PAGE 5

                                  SCHEDULE B-1

                     BASE BUILDING PLANS AND SPECIFICATIONS

                              SCHEDULE B-1, PAGE 2

                                  SCHEDULE B-2

                                  LANDLORD WORK


LOBBIES AND COMMON AREAS: Ground floor and second (2nd) floor fully finished. Floors three (3) through five (5) will be fully finished with the exception of the floor covering.

RESTROOMS: Two (2) sets of Men's and Women's bathrooms will be fully finished on each floor (one set on each wing).

EXTERIOR WALLS: Exterior walls will include drywall and insulation. The drywall will be ready to bed, tape and finish.

MECHANICAL SYSTEM: Cooling will be provided by self-contained variable air volume package units (two (2) per floor) serving a medium pressure sheet metal duct system. Outside air will be ducted from the roof through a vertical chase to each packaged unit on each floor. The main ductwork trunk lines will be provided.

Twenty-one (21) Power Induction Boxes ("PIB's") and five (5) Variable Air Volume Units ("VAV's") shall be furnished and installed in the Premises, in accordance with the Base Building Plans and Specifications. An additional fifteen (15) VAV's shall be supplied, but not installed by Landlord in the Premises.

ELECTRICAL SYSTEM: Two (2) watts of lighting load and six (6) watts of power load diversified for normal office usage to a total lighting and power load of eight (8) watts per square foot.

Switches shall serve feeders from the main switchboard to two (2) 2500 amp vertical bus ducts located in each electrical room (two (2) rooms per floor). Room for additional switches will be provided for future requirements. Within each electrical room, a bus tap will feed a 42 circuit, 400 amp 277-480 volt high voltage panel and the self-contained package unit, lighting loads, and a
112.5 Kva transformer serving a 42 circuit 400 amp, 120-208 volt panel for low voltage power loads.

LIFE SAFETY: Fire standpipe and base building fire alarm system are installed per building code. The system shall be a complete multi-plexed intelligent, addressable system with a remote enunciator panel located in the building lobby. The fire alarm system will monitor and enunciate manual pull stations, smoke detectors, fire protection systems, flow and tamper switches, etc. An automatic dialer shall notify the fire department or local monitoring service in case of trouble alarm.

SPRINKLER SYSTEM: Upturned sprinkler heads will be provided in accordance with NFPA 13 at a spacing of one head per 225 square feet.

WET STACKS: Two (2) wet stacks will be provided per floor, one (1) per wing. These stacks shall include sanitary waste connections, vent connections and domestic water connections.

WINDOW COVERINGS:  Horizontal 1 inch slat venetian blinds will be provided.

                                  SCHEDULE B-3

                        REQUIREMENTS FOR FINAL SPACE PLAN


         Floor plans, together with related information for mechanical, electrical and plumbing design work, showing partition arrangement and reflected ceiling plans (three (3) sets), including without limitation the following information:

         a. identify the location of conference rooms and density of occupancy;

         b.      indicate the density of occupancy for all rooms;

         c. identify the location of any food service areas or vending equipment rooms;

         d. identify areas, if any, requiring twenty-four (24) hour air conditioning;

         e. indicate those partitions that are to extend from floor to underside of structural slab above or require special acoustical treatment;

         f. identify the location of rooms for, and layout of, telephone equipment other than building core telephone closet;

         g. identify the locations and types of plumbing required for toilets (other than core facilities), sinks, drinking fountains, etc.;

         h. indicate light switches in offices, conference rooms and all other rooms in the Premises;

         i. indicate the layouts for specially installed equipment, including computer and duplicating equipment, the size and capacity of mechanical and electrical services required and heat rejection of the equipment;

         j. indicate the dimensioned location of: (A) electrical receptacles (one hundred twenty (120) volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (B) electrical receptacles for use in the operation of Tenant's business equipment which requires two hundred eight (208) volts or separate electrical circuits, (C) electronic calculating and CRT systems, etc., and (D) special audio-visual requirements;

         k. indicate proposed layout of sprinkler and other life safety and fire protection equipment, including any special equipment and raised flooring;

         l.      indicate the swing of each door;

         m. indicate a schedule for doors and frames, complete with hardware, if applicable; and

         n.      indicate any special file systems to be installed.

                                  SCHEDULE B-4

                       REQUIREMENTS FOR CONTRACT DOCUMENTS


         Final architectural detail and working drawings, finish schedules and related plans (three (3) reproducible sets) including without limitation the following information and/or meeting the following conditions:

         a. materials, colors and designs of wallcoverings, floor coverings and window coverings and finishes;

         b. paintings and decorative treatment required to complete all construction;

         c. complete, finished, detailed mechanical, electrical, plumbing and structural plans and specifications for the Tenant Improvements, including but not limited to the fire and life safety systems and all work necessary to connect any special or non-standard facilities to the Building's base mechanical systems;

         d. all final drawings and blueprints must be drawn to a scale of one-eighth (1/8) inch to one (1) foot. Any architect or designer acting for or on behalf of Tenant shall be deemed to be Tenant's agent and authorized to bind Tenant in all respects with respect to the design and construction of the Premises;

         e. for all new construction, Tenant shall purchase from Landlord (or its suppliers) and install in the Premises the following building standard equipment and materials: (1) ceiling tiles and suspension system, (2) diffusers, (3) doors (interior and exterior) and (4) door frames and hinges; and

         f. notwithstanding anything to the contrary set forth herein, in the Work Agreement or in the Lease, Tenant shall not request any work which would: (1) require changes to structural components of the Building or the exterior design of the Building; (2) require any material modification to the Building's mechanical installations or installations outside the Premises; (3) not comply with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the construction of the Building and/or the Premises, including specifically, but without limitation, the Americans With Disabilities Act; (4) be incompatible with the building plans filed with the appropriate governmental agency from which a building permit is obtained for the construction of the Tenant Improvements or with the occupancy of the Building as a first-class office building; or (5) delay the completion of the Premises or any part thereof. Tenant shall not oppose or delay changes required by any governmental agency affecting the construction of the Building and/or the Tenant Improvements in the Premises.

                                  SCHEDULE B-5

                       LIST OF BUILDING STANDARD MATERIALS


Partitions:                      Partitions within the tenant suite shall
                                 be constructed using 2 1/2" steel studs
                                 and 1/2" gypsum wallboard, floor to
                                 ceiling.

                                 Demising partitions between suites will be slab-to-slab using 2 1/2" steel studs with 1/2" gypsum wallboard with sound batt insulation. Walls shall be one (1) hour rated as required by local building codes.

Door Frames:                     Door frames will be 3'-0" x 9'-2" factory
                                 finished aluminum frames with 1 1/2" trim.
                                 Color to be building standard painted
                                 finish.

Suite Entry Doors:               3'-0" x 9'-0" prefinished solid core wood
                                 with hardwood edge bands to match face
                                 veneers. Veneers to be plain sliced Red
                                 Oak stained to match existing core doors with a catalyzed lacquer satin sheen top coat. Doors to be prepped to receive concealed closers, mortise locksets and four hinges.

Tenant Doors:                    3'-0" x 9'-0" prefinished solid core wood
                                 with hardwood edge bands to match face
                                 veneers. Veneers to be plain sliced Red
                                 Oak stained in a manner to be selected by Tenant from the choices offered by Landlord.

Hardware:                        Suite entry doors shall Schlage Mortise
                                 Lever Locksets. Interior tenant doors
                                 shall have Schlage Heavy Duty Cylindrical
                                 Lever Locksets. The finish for all
                                 hardware is 32D (Stainless Steel). Suite entry doors shall have overhead fully concealed closers.

Suite Entry Glass Doors:         Glass doors at suite entries are subject
                                 to the owner's review and approval of all details.

Ceiling Grid:                    Armstrong Silhouette XL 9/16" Bolt-Slot
                                 white grid with 1/4" reveal. Typical
                                 ceiling height to be 9'-6" AFF.

Ceiling Tile:                    Armstrong Cortega 24" x 24" white tile,
                                 item #2195.

Vinyl Composite Tile:            12"x12"x 1/8" standard commercial grade
                                 vinyl composite tile in standard colors as selected by tenant.

Vinyl Wall Base:                 4" high vinyl straight base for carpet. 4"
                                 high vinyl cove base for VCT flooring.
                                 Standard colors as selected by tenant.

Carpet: Commercial grade, 30 oz. (or greater), with a ten year warranty. Installation is direct glue. Colors and patterns as selected by tenant.

Paint: Two (2) coats as selected by Tenant (includes prime coat and one coat of latex, eggshell finish) with a limit of one (1) color per room and two (2) colors per suite. All wood and metal surfaces will receive a primer coat and two (2) coats of semi-gloss paint.

Window Blinds:                   Levelor Monaco (Contract) 1" horizontal
                                 aluminum blinds; Color #201 - Ivory or
                                 equal.

Tenant Suite Signage:            Building standard tenant suite
                                 identification signage will be provided by the Landlord and paid for by the tenant.

Sprinkler Piping:                Black steel piping manufactured to satisfy
                                 ASTM Standards A53 or A135. For ASTM
                                 Standard A53, use schedule 40 piping for sizes up to 8" and schedule 30 for sizes
                                 8" and greater. For ASTM Standard A135,
                                 use schedule 10 piping for sizes through 5". For 6" through 10" sizes, use NFPA specified wall thickness. Fittings to be class 250 threaded cast iron or grooved-end type iron fittings, style 77, as manufactured by Victaulic Corporation or accepted equal.

Sprinkler Heads:                 Fully-recessed heads rated at 165(Deg.)
                                 F with painted off white escutcheon
                                 plates. All sprinkler heads to be center of tile in acoustical tile ceilings;
                                 provided, however, in no event shall any sprinkler head(s) be closer than 3" from the edge of any ceiling tile.

Fire Dampers:                    Ruskin Type 1BD2, with a 165(Deg.) F
                                 fusible link; UL approved. Style A
                                 directly behind registers, Style B for
                                 rectangular duct, and Style LR for
                                 round duct or equal.

Registers/Grilles/Diffusers:     Perimeter diffusers to be plenum slot
                                 diffusers.
                                 24" x 24" supply air diffusers to, 3/4"
                                 slots, with integral building standard
                                 ceiling tile.
                                 24" x 24" return air diffusers to 3/4" slots, with integral building standard ceiling tile.

VAV Boxes:                       Fan Powered VAV Boxes with electric heat
                                 to be Trane Model VPEE2415 or equal.
                                 10" outlet standard VAV boxes to be Trane
                                 Model VCCE17 or equal; 1700 CFM rated, 270
                                 CFM minimum, 1500 CFM maximum.
                                 8" outlet standard VAV boxes to be Trane
                                 Model VCCE11 or equal; 1100 CFM rated, 170
                                 CFM minimum, 615 CFM maximum.
                                 Bottom of thermostats to be 60" AFF typical.

Fire Alarm System:               Fire Alarm System to be fully addressable.
                                 All connections to base building fire
                                 alarm panels must be performed by the
                                 Landlord's fire alarm contractor.

Light Fixtures:                  2'x4' Fluorescent 277V fixtures with
                                 chrome 18 cell parabolic lenses, high
                                 efficiency electronic ballasts and cool
                                 white F32/T8 lamps.

                                 Public Corridor light fixtures shall be
                                 2'x 4' Fluorescent 277V fixtures with
                                 chrome 9 cell parabolic lenses, high
                                 efficiency electronic ballasts and cool
                                 white F32/T8 lamps

Exit Lights:                     LED exit lights with a white steel housing
                                 and red letters.

Electrical Meters:               Provided for tenant supplemental HVAC
                                 systems within the tenant suite. National
                                 Meters Industries, Series 3000, Model
                                 K3240, 240V 1 phase 2W 60 Hz or equal. A
                                 4000 Series model or equal may be required for large HVAC units.

Electrical Panels:               All panels to be GE to match building
                                 standard.


                           Schedule B-5, page 2

                                  SCHEDULE B-6

                       CONSTRUCTION RULES AND REGULATIONS


1. Tenant and/or the general contractor will supply Landlord with a copy of all permits prior to the start of any work.

2. Tenant and/or the general contractor will post applicable permits on a wall of the construction site while work is being performed.

3. Public area corridor, and carpet, is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under reconstruction.

4.      Walk-off mats are to be provided at entrance doors.

5. Contractors will remove their trash and debris daily, or as often as necessary to maintain cleanliness in the building. Building trash containers are not to be used for construction debris. Landlord reserves the right to bill Tenant for any cost incurred to clean up debris left by the general contractor or any subcontractor. Further, the building staff is instructed to hold the driver's license of any employee of the contractor while using the freight elevator to ensure that all debris is removed from the elevator.

6. No utilities (electricity, water, gas, plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of the Landlord.

7. No electrical services are to be put on the emergency circuit, without specific written approval from the Landlord.

8. When utility meters are installed, the general contractor must provide the property manager with a copy of the operating instructions for that particular meter.

9. The Landlord will be notified of all work schedules of all workmen on the job and will be notified, in writing, of names of those who may be working in the building after "normal" business hours.

10. Passenger elevators shall not be used for moving building materials and shall not be used for construction personnel except in the event of an emergency. The designated freight elevator is the only elevator to be used for moving materials and construction personnel. This elevator may be used only when it is completely protected as determined by Landlord's building engineer.

11. Contractors or personnel will use loading dock area for all deliveries and will not use loading dock for vehicle parking.

12. Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to trash room and will not use any building trash receptacles but trash receptacles supplied by them.

13. No building materials are to enter the building by way of main lobby, and no materials are to be stored in any lobbies at any time.

14. Construction personnel are not to eat in the lobby or in front of building nor are they to congregate in the lobby or in front of building.

15. The Landlord is to be contacted by Tenant when work is completed for inspection. All damage to building will be determined at that time.

16. All key access, fire alarm work, or interruption of security hours must be arranged with the Landlord's building engineer.

17.     There will be no radios allowed on job site.

18. All workers are required to wear a shirt, shoes, and full length trousers.

19. Protection of hallway carpets, wall coverings, and elevators from damage with masonite board, carpet, cardboard, or pads is required.

20. Public spaces -- corridors, elevators, bathrooms, lobby, etc. -- must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at Tenant's cost.

21. There will be no smoking, eating, or open food containers in the elevators, carpeted areas or public lobbies.

22.     There will be no yelling or boisterous activities.

23. All construction materials or debris must be stored within the project confines or in an approved lock-up.

24.      There will be no alcohol or controlled substances allowed or tolerated.

25. The general contractor and Tenant shall be responsible for all loss of their materials and tools and shall hold Landlord harmless for such loss and from any damages or claims resulting from the work.





                               Schedule B-6, page  2       HOLLAND & KNIGHT LLP

                                    EXHIBIT C

                        DECLARATION OF COMMENCEMENT DATE


         This Declaration of Commencement Date is made as of__________________, 2000, by HERNDON LINCOLN I LLC ("Landlord"), and UNIVERSAL ACCESS, INC. ("Tenant"), who agree as follows:

         1. Landlord and Tenant entered into a Deed of Lease dated April ___, 2000, in which Landlord leased to Tenant and Tenant leased from Landlord certain Premises described therein in the office building located at 13900 Lincoln Park Drive, Herndon, Virginia (the "Building"). All capitalized terms herein are as defined in the Lease.

         2. Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters as of the Commencement Date of the Term:

                 a. the Commencement Date of the Lease is _____________, 2000;

                 b. the Lease Expiration Date of the Lease is _____________, 2010;

                 c. the number of rentable square feet of the Premises is _____________;

                 d. Tenant's Pro Rata Share of Operating Expenses is _____________%; and

                 e. Tenant's Pro Rata Share of Real Estate Taxes is _____________%.

         3.      Tenant confirms that:

                 a. it has accepted possession of the Premises as provided in the Lease;

                 b. any work required to be performed or furnished by Landlord under the Lease has been completed and/or furnished;

                 c. Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

                 d. the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: __________________________________; and

                 e. there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

         4. The provisions of this Declaration of Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.

                                    LANDLORD:

                                    HERNDON LINCOLN I LLC, a Delaware limited liability company

                                    By:  Lincoln-Herndon LLC, a Delaware
                                         limited liability company, its
                                         Managing Member
WITNESS:
                                          By:  Lincoln Investors Group 2, Inc.,
                                               a Texas corporation, its
                                               Managing Member


-----------------------                      By:
                                                 -----------------------------
                                                   Name:
                                                   Title:

                                    TENANT:

WITNESS:                            UNIVERSAL ACCESS, INC., a Delaware
                                    corporation


-----------------------             By:
                                       ----------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT D

                       LOCATION OF RESERVED PARKING SPACES


                                    [Attach]

                                    EXHIBIT E

                            LOCATION OF EXTERIOR SIGN


                                    [Attach]

                                   EXHIBIT E-1

                           DIMENSIONS OF EXTERIOR SIGN


                                    [Attach]

                                    EXHIBIT F

                               RULES & REGULATIONS


1. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including without limitation coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

2. No cooking (except for hot-plate and microwave cooking by Tenants' employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

3. No inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

4. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

5. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

6. Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

7. Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by the Landlord in writing.

8. Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

9. Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

10. All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

11. No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard United States Government security classified documents stored with the Premises. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress.

12. Tenant shall maintain and clean all areas or rooms within the Premises in which security classified work is being conducted or in which such work is stored; Landlord shall not provide standard janitorial service to such areas, the provisions of Section 9 of this Lease notwithstanding.

13. Landlord reserves the right to shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or for repair, alterations, replacements or improvement.

14. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

15. Landlord reserves the right to exclude from the Building on weekdays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on weekends and legal holidays, all persons who do not present a pass to the Building signed by Landlord; provided, however, that reasonable access for

        Tenant's employees and customers shall be accorded. Landlord will furnish passes to persons for whom Tenant requires same in writing. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

16. Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building's air conditioning and ventilation systems.

17. Tenant will replace all broken or cracked interior windows and glass doors within the Premises at its own expense, with glass of like kind and quality, provided that such windows and doors are not broken or cracked by Landlord, its employees, agents or contractors.

18. In the event it becomes necessary for the Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

19. Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant's lease after written notice of such violation and the failure by Tenant to cure such violation within thirty (30) days thereafter, and shall be sufficient cause for termination of this Lease at the option of Landlord.


                                Exhibit F, page 2